UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ESCALERA RESOURCES CO.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ESCALERA RESOURCES CO.

1675 Broadway, Suite 2200

Denver, Colorado 80202

(303) 794-8445

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 17, 2014

To our stockholders:

You are invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Escalera Resources Co., a Maryland corporation formerly named Double Eagle Petroleum Co. (the “Company”), on June 17, 2014, at 10:00 A.M. (Central Time) at the offices of Fulbright & Jaworski LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010.

At the meeting, stockholders will be asked to:

1.	Elect directors to our Board of Directors for one-year terms to expire at the 2015 annual meeting;

2.	Approve, on an advisory (non-binding) basis, compensation of our named executive officers as set forth in the proxy statement;

3.	Approve the amendment and restatement of the 2010 Stock Incentive Plan;

4.	Ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for 2014; and

5.	Transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only common stockholders of record at the close of business on April 29, 2014 are entitled to notice of, and to vote at, the Annual Meeting.

All stockholders planning to attend the meeting are requested to RSVP to RSVP@escaleraresources.com. Stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 29, 2014 in order to be admitted to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on June 17, 2014.

We are furnishing proxy materials to our stockholders over the Internet. You may read, print and download our proxy statement and annual report at http://www.edocumentview.com/ESCR. On or about May 8, 2014, we will mail our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access our proxy materials and vote online. The Notice also provides instructions on how you can request proxy materials to be sent to you by mail or email and how you can enroll to receive proxy materials by mail or email for future meetings. Your request for proxy materials should be made by June 3, 2014 in order to ensure timely delivery of the materials.

Common stockholders of record at the close of business on April 29, 2014 are entitled to vote. Each share entitles the holder to one vote. Your vote is important and we encourage you to vote your shares promptly, whether or not you plan to attend the meeting. You may vote over the Internet by following the instructions provided on the Notice or proxy card mailed to you or by telephone by following the instructions found on the Internet site provided on the Notice or proxy card. You may also vote in person at the meeting or, if you request to receive proxy materials by mail, by completing and returning a proxy card. Please vote in advance of the meeting even if you plan to attend.

By Order of the Board of Directors

Denver, CO	Carol A. Osborne

April 29, 2014	Corporate Secretary

i

PROXY STATEMENT

ESCALERA RESOURCES CO.

1675 Broadway, Suite 2200

Denver, Colorado 80202

(303) 794-8445

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 17, 2014:

The Notice of Annual Meeting and Proxy Statement and 2013 Annual Report to Stockholders and Report on Form 10-K are available at: www.edocumentview.com/ESCR.

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 17, 2014

GENERAL INFORMATION ABOUT THE MEETING

This proxy statement (“Proxy Statement”) is being furnished by Escalera Resources Co. (“we,” “us,” “Escalera” or the “Company”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) to be voted at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment of the Annual Meeting. The Annual Meeting is to be held on June 17, 2014, at 10:00 a.m. (Central Time) at the offices of Fulbright & Jaworski LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010. Whether or not you personally attend, it is important that your shares be represented and voted at the Annual Meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by requesting a proxy card and mailing it in the postage-paid envelope provided. Check your Notice of Internet Availability of Proxy Materials (“Notice”) or the information forwarded by your bank, broker, or other stockholder of record to determine the voting options available to you. This Notice will be first mailed to stockholders on or about May 8, 2014.

SOLICITATION AND RATIFICATION OF PROXIES

The proxy accompanying this Proxy Statement is being solicited by our Board. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Company, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our common stock.

If a proxy card is requested, signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted “FOR” each of the nominees to the Board (Proposal #1), “FOR” approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Proposal #2), “FOR” approval of the amendment and restatement of the 2010 Stock Incentive Plan (Proposal #3), and “FOR” ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for 2014 (Proposal #4). If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote in accordance with their best judgment. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting in person at the Annual Meeting. Voting in advance of the Annual Meeting will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you may not be used to vote in person at the Annual Meeting. Instead, to be able to vote in person at the Annual Meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the Annual Meeting. See “Questions and Answers about the Annual Meeting” in this Proxy Statement for an explanation of the term “stockholder of record.”

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive a Notice of Internet Availability of Proxy Materials?

A:   Under rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies to our stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Q: What is the record date and why is it important?

A:   The record date is the date used by our Board to determine which stockholders (“Stockholders of Record”) of the Company are entitled to receive notice of, and vote on the items presented at, the Annual Meeting. Our Board established April 29, 2014 as the record date for the Annual Meeting. On April 29, 2014, we had 14,083,724 shares of our common stock outstanding. Each share of common stock is entitled to one vote.

Q: What is a proxy?

A: A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. We have provided an electronic proxy card at www.edocumentview.com/ESCR that you will use to vote your shares online or by telephone. If you requested a paper copy of our proxy materials, you also can vote using the proxy card enclosed with those materials by mail or in person at the Annual Meeting. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. When you submit a valid proxy card, the people named as proxies are required to vote your shares at the Annual Meeting in the manner you have instructed.

Q: What am I voting for?

A: At the Annual Meeting, stockholders will be asked to elect the directors to the Board for one-year terms to expire at the 2015 annual meeting, vote to approve an advisory resolution regarding the compensation of our named executive officers, vote to approve the amendment and restatement of the 2010 Stock Incentive Plan, and ratify the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for 2014.

Q: How do I vote?

A:   You may vote at the Annual Meeting in person or by proxy. Before the Annual Meeting, you can give a proxy to vote your shares of common stock by following the instructions on your Notice.

Q: Will my shares be voted if I do not provide my proxy?

A: It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for 2014 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules.

Q: How many votes do you need to hold the Annual Meeting?

A: A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders except as otherwise provided by statute or by our articles of incorporation. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting.

Q: Who conducts the proxy solicitation and who will bear the cost?

A: The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to our common stockholders, will be borne by us. Proxies may be solicited on our behalf by directors, officers and regular employees of the Company by telephone or other means. There will be no special or additional compensation for these services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of record of our common stock, and we will reimburse them for their related charges and expenses. We may also elect to engage a proxy solicitation firm to distribute and solicit proxies.

Q: Can I revoke or change my vote after I submit my proxy?

A: Yes. You may revoke your proxy at any time before the Annual Meeting by signing a new proxy card with a later date, voting on a later date via telephone or using the Internet (only your latest telephone or Internet proxy submitted prior to the Annual Meeting will be counted), or by electing to vote in person at the Annual Meeting.

Q: Who will count the vote?

A: Votes at the Annual Meeting will be counted by an inspector of election, who has been appointed by our Board. The Board has appointed a representative from Computershare Investor Services, our transfer agent, as inspector of election.

Q: How does the Board recommend that I vote?

A: The Board recommends that you vote FOR the following proposals:

¡	The election of all nominated directors to the Board, each for a one-year term to expire at the 2015 annual meeting;

¡	Approval of the advisory resolution on compensation for our named executive officers as set forth in the Proxy Statement;

¡	Approval of the amendment and restatement of the 2010 Stock Incentive Plan; and

¡	The ratification of the Audit Committee’s appointment of Hein & Associates LLP as our independent registered public accounting firm for 2014.

Q: What do I need to show to attend the Annual Meeting in person?

A:   In order to attend the Annual Meeting, stockholders holding stock in brokerage accounts must bring a brokerage statement or other evidence of share ownership as of April 29, 2014 in order to be admitted to the meeting. Please RSVP to Carol Osborne, our Corporate Secretary at RSVP@escaleraresources.com if you plan to attend the meeting.

Q: What happens if I sign and return my proxy card but do not provide voting instructions?

A: If a stockholder provides a proxy but gives no instructions, such stockholder’s shares will be voted in accordance with the recommendation of our Board.

Q: Where will I be able to find voting results of the Annual Meeting?

A: We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

AVAILABLE INFORMATION

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Upon written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 to any stockholder of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 29, 2014. Any request for a copy of these reports should be mailed to:

John Campbell, Investor Relations

Escalera Resources Co.

1675 Broadway, Suite 2200

Denver, Colorado 80202

Stockholders may also receive copies of our reports filed with the SEC by accessing the SEC’s website at http://www.sec.gov.

PROPOSAL #1: ELECTION OF DIRECTORS

Our Bylaws were amended on April 3, 2014 to declassify our Board. All Board members whose terms were not expiring at the Annual Meeting have waived the remainder of such terms. All Board members are up for election for a one-year term at the Annual Meeting.

At the Annual Meeting, the stockholders will be asked to vote on the election of seven members to the Board. On behalf of the Board, the Nominating and Governance Committee has nominated Neil Bush, Charles Chambers, Roy Cohee, Richard Dole, Brent Hathaway, Susan Reeves and Taylor Simonton, each for a one-year term as director. If elected, each director will hold office until his or her respective term expires and his or her respective successor is elected and has qualified or his or her resignation from the Board.

The affirmative vote of a majority of the total votes cast for and against each of the nominees, assuming a quorum is present, is required to elect the directors. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote the shares represented by that proxy for the nominees named below. Messrs. Bush, Chambers, Cohee, Dole, Hathaway, and Simonton are currently directors of the Company; Ms. Reeves is not currently a director of the Company.

It is not anticipated that any nominees will become unable or unwilling to accept his or her nomination or election, but, if that occurs, the persons named in the proxy intend to vote for the election of such other person as the Board may recommend.

The following is biographical information regarding the nominee directors:

Nominees for Election

Neil Bush, age 56, has been involved in both the energy industry and international business development for three decades. He began his career in 1980 with Amoco Production Company (now BP) in Denver, Colorado. Later in the 1980’s he formed two independent exploration and production companies that explored for oil in various locations, both domestically (Wyoming, Colorado, California, and Michigan) and internationally (Argentina).

For the last 15 years, Mr. Bush has been engaged in a variety of international development activities with a focus on China and the Middle East. Mr. Bush is the son of President and Mrs. George H.W. Bush, and he first visited China in 1976, following his father’s service as U.S. Chief Liaison Officer in Beijing. Currently, Mr. Bush has varied business interests in Hong Kong, Singapore and China, including ties to companies active in oil and gas exploration and exploitation, real estate development and property management.

Mr. Bush graduated from Tulane University with a Bachelor of Science degree in International Economics and from the Tulane University Freeman School of Business with a Master’s degree in Business Administration. He serves as Chairman of Points of Light, Chairman of the Barbara Bush Houston Literacy Foundation, and serves on the boards of the Houston Salvation Army and the Bush School of Government and Public Service.

Mr. Bush has significant international experience political knowledge and relationships, particularly in the Middle East, which we believe is invaluable as we expand the Company’s business overseas.

Charles Chambers, age 63, was appointed to Chief Executive Officer of the Company in March 2014. In addition to serving as Chief Executive Officer (“CEO”), Mr. Chambers also serves as Chairman of the Board. Mr. Chambers has spent 40 years in the upstream oil and gas business. From March 2012 to November 2013, he was the Managing Director of Castleton Commodities International LLC’s Oil & Gas Business, responsible for managing upstream business activities with a focus on building a domestic natural gas portfolio. From 2005 to 2008,

Mr. Chambers held various positions at Rosetta Resources Inc., including CEO. Prior to Rosetta Resources Inc., Mr. Chambers served as Executive Vice President of Calpine Corporation and managed its acquisition efforts. Prior to joining Calpine, Mr. Chambers held positions at C&K Petroleum, Chambers Oil & Gas, Sheridan Energy and Grand Gulf Production.

As our Chairman of the Board and CEO, Mr. Chambers brings leadership, knowledge and strategic experience and is well positioned to serve as a link between the Board and management. Mr. Chambers has over 30 of experience in the oil and gas industry, with experience and knowledge in strategy, raising capital, acquisition and divestitures, and corporate mergers. He played a critical role at both Rosetta Resources Inc. and Calpline Corporation in strategy development and execution, and will be instrumental in the Company’s long-term success.

Roy Cohee, age 64, has served as a director of the Company since 2001. Currently, Mr. Cohee is serving as the Lead Independent Director of the Board and is a member of the Compensation Committee. He has been with C & Y Transportation Co. since its inception in 1966 and has served as President since 1986. C & Y Transportation Co., based in Casper, Wyoming, is a privately-held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee served in the Wyoming Legislature from 1999 through 2010 in a variety of positions, including chairman of House Revenue, House Transportation and Highways, Select Committee on Local Government Finance, Capital Finance and Investments, Majority Floor Leader and Speaker of the House. Mr. Cohee attended Casper College.

Mr. Cohee’s service as President of a private Wyoming business for more than 20 years provides him with valuable business, leadership and management experience. He also has an in-depth knowledge of the oil and gas industry, Wyoming business environment, and both the federal and Wyoming political environment.

Richard Dole, age 68, has served as a director of the Company since 2005, Chairman of the Audit Committee and designated financial expert from 2005 through 2008 and Chairman of the Board from December 2007 through March 2014. He was appointed as CEO of the Company in September 2008 and served through March 2014. Mr. Dole currently serves as the Board’s Vice Chairman. Mr. Dole served as a director of Petrosearch Energy Corporation beginning in July 2004, and assumed the positions of Chairman, President and CEO of Petrosearch in December 2004. He held these positions until August 2009, when Petrosearch was acquired by the Company. Mr. Dole also previously served as Vice President and Chief Financial Officer for Burlington Resources International from 1998 to 2000. From 2000 through 2004, he was active in consulting and financial services. He was a co-founder of Benefits Access Solutions, LLC, a company formed to provide financial services and benefit options to employees and members of corporate organizations. He also was co-founder and managing partner of Innovation Growth Partners, LLC, a firm that provided management and consulting services to early stage companies. Mr. Dole’s extensive experience includes being National Partner-in-Charge of Business Process Solutions at KPMG. Prior to that he was with Coopers & Lybrand (now PricewaterhouseCoopers LLP, “PwC”) where he served as Assurance and Business Advisory Partner for nearly 20 years and also served in numerous senior management roles, including National Chairman for the Energy and Natural Resources Industry practices for over 15 years and as the Vice Chairman for the U.S. Process Management business unit. Mr. Dole was also a member of the Board of Directors of Westport Resources Corporation from August 2003 until July 2004 when Westport was merged into Kerr McGee Corp, and served as a member of its audit committee and as a designated financial expert. Mr. Dole has a Bachelor’s degree in accounting from Colorado State University.

As our former CEO and a member of the Board of Directors since 2005, Mr. Dole brings significant historical knowledge and strategic experience.to serve as Vice-Chairman of our Board. He has over 30 years of experience in the oil and gas industry, including experience and knowledge in business processes, capital markets, acquisition and divestitures, and corporate mergers brings important perspectives on the issues facing our Company. Mr. Dole also brings financial expertise to the Board, through his prior service as chairman of our Audit Committee and through his experiences serving as CEO of another public company and from his time as partner in a major accounting firm.

Brent Hathaway, age 52, has served as a director of the Company since 2008. Mr. Hathaway serves as Chairman of the Nominating and Governance Committee of our Board and a member of the Compensation Committee and the Audit Committee. He currently serves as Dean of the Lee Business School at the University of Nevada Las Vegas (“UNLV”) and previously served as Dean of the College of Business at the University of Wyoming from 2001 to 2013. He has had various leadership responsibilities at these universities since 2001. Mr. Hathaway was previously Vice President of Marketing and Sales, Aerospace Services (a $2.5 billion business unit of Honeywell International) and served as President and General Manager for Concord Inc. (a Case Corporation business unit). Prior to Case Corporation, he served as Branch Manager and Regional General Manager over field sales, service and support operations for a technology company, as well as consulting to that industry for five years. Mr. Hathaway has a Bachelor’s degree from Utah State University, a Master’s degree from Purdue University and a PhD from the University of Illinois.

Mr. Hathaway has strong leadership skills, having served as Dean of two business schools and as President of Concord Inc. He brings financial and governance expertise to the Board through his experiences at Honeywell and Concord Inc., where he had various leadership and oversight responsibilities for all business functions, including manufacturing, sales, human resources and accounting and finance. He also has experience with business acquisitions and the related organization integration, and regularly reviewed and analyzed strategic and financial statements of their business units. As Dean of the University of the Lee Business School at the UNLV, Mr. Hathaway is responsible for the strategic direction, outreach and curriculum, which allows him to stay current on many developments, including economics, management, marketing and finance. Mr. Hathaway also has extensive knowledge of the Wyoming business and political environment.

Susan G. Reeves, age 54, has been involved in the energy and financial services industries for over 25 years. She currently serves as president of Public Gas Partners (“PGP”), a non-profit company jointly owned by over 130 municipal gas distributors. PGP was created to secure economical, long-term wholesale natural gas supplies for its members. Under Ms. Reeves’ leadership, PGP has successfully closed sixteen acquisitions consisting of more than 3,700 producing wells located in 12 states. Ms. Reeves also serves as the chief financial officer of the Municipal Gas Authority of Georgia (the “Gas Authority”), where she oversees finance, accounting, risk management and information technology for the natural gas supplier. She is also responsible for all activities related to public debt offerings and is heavily involved in business development activities. Prior to her current roles with PGP and the Gas Authority, Ms. Reeves held a variety of leadership positions at eXchangeBridge, Inc., J.C. Bradford and Co., and Deloitte and Touche LLP. Ms. Reeves graduated from the University of Texas with highest honors and is a Certified Public Accountant in the State of Georgia.

During her career as a business and industry leader, Ms. Reeves has a proven track record of originating and executing large strategic ventures and acquisitions. Her experience with acquisitions, and her broad finance knowledge and experience are key attributes, among others, which make her well qualified to serve as a director of the Company.

Mr. Taylor Simonton, age 69, was appointed to the Board in October 2013 and currently serves as Chairman of the Audit Committee and is a member of the Nominating and Governance Committee. He spent 35 years at PwC, including 23 years as an audit partner in the firm’s Accounting and Business Advisory Services practice before retiring in 2001. During his career at PwC, he served as the engagement partner on the audits of several energy companies, including Total Petroleum (North America) Ltd., Hanover Petroleum Corporation, Amoco Colombia S.A. and Calvin Exploration, Inc. Mr. Simonton currently serves as the lead director and audit committee chair of Keating Capital, Inc. From 2005 to May 2013, Mr. Simonton served as a director of Red Robin Gourmet Burgers, Inc., where he was audit committee chairman from 2005 to 2009. He also previously served on the board of directors and as audit committee chairman of Zynex Inc. from 2008 to January 2014 and Fischer Imaging Corporation from 2003 to 2007. Mr. Simonton is a director, past chairman and past president of the Colorado Chapter of the National Association of Corporate Directors (“NACD”) and is a NACD Board Leadership Fellow, NACD’s highest credential. Mr. Simonton received his Bachelor of Science degree in Accounting from the University of Tennessee and holds an active Certified Public Accountant certificate.

Required Vote; Recommendation of the Board

The affirmative vote of a majority of the total votes cast for and against each nominee, assuming a quorum is present, is required to elect each director.

The Board unanimously recommends a vote FOR the nominees for election as directors.

DIRECTOR COMPENSATION

Only non-employee directors (“Outside Directors”) receive compensation for their services as a director. For information about the compensation of Mr. Dole, our prior Chairman, President and CEO as of December 31, 2013, refer to the “Summary Compensation Table”.

Our compensation package for non-employee directors is as follows:

—

The base compensation provided to each non-employee director for board service is $90,000. Each non-employee director must receive at least 50% of such compensation in restricted stock, and may elect in 10% intervals to receive up to 100% of the compensation in restricted stock; the remainder is paid in cash in four equal installments on the first business day of each fiscal quarter.

—	The restricted stock vests 25% upon grant and as additional 25% on each first business day of each of the three succeeding fiscal quarters.

—	The number of shares of restricted stock granted is based on the market price for the Company’s common stock on the date of grant.

—

The Chairs of the Compensation, Nominating and Governance and Audit Committees receive additional annual retainers of $10,000, $10,000 and $15,000, respectively. The payments are made in four equal installments occurring on the first business day of each quarter.

Each year, each director must make his or her election to receive compensation in stock for the 12-month period beginning July 1 and ending June 30 in writing prior to July 1 of the current year.

The Outside Directors elected to receive their subsequent compensation for the period July 1, 2013 through June 30, 2014 as follows:

—	Sigmund Balaban – 50% cash, 50% stock

—	Roy G. Cohee – 40% cash, 60% stock

—	Brent Hathaway – 40% cash, 60% stock

—	Taylor Simonton – 50% cash, 50% stock

Effective April 2014, Mr. Dole became an Outside Director upon his termination as our CEO and Mr. Bush was appointed to the Board. Both Messrs Dole and Bush elected 50% cash and 50% stock.

Each director is also reimbursed for expenses incurred in attending meetings and for other expenses incurred on the Company’s behalf.

The following table sets forth information concerning compensation paid to our Outside Directors during the calendar year ended December 31, 2013.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total Compensation
Sigmund Balaban (2)	$45,000	$45,000	$90,000

Roy G. Cohee (3)	46,000	54,000	100,000

Brent Hathaway (4)	51,000	54,000	105,000

Taylor Simonton (5)	10,000	30,000	40,000

(1)	Amounts listed are the aggregate grant date fair value of the stock awards.

(2)	Mr. Balaban was granted 11,598 shares of restricted stock during 2013. The aggregate number of shares of restricted stock that had been granted to Mr. Balaban as of December 31, 2013 was 56,179.

(3)

Mr. Cohee was granted 13,918 shares of restricted stock during 2013. The aggregate number of shares of restricted stock that had been granted to Mr. Cohee as of December 31, 2013 was 81,659. Mr. Cohee’s compensation included $10,000 for his service as Chairman of the Compensation Committee through December 31, 2013.

(4)

Mr. Hathaway was granted 13,918 shares of restricted stock during 2013. The aggregate number of shares of restricted stock that had been granted to Mr. Hathaway as of December 31, 2013 was 73,896. Mr. Hathaway’s compensation includes $10,000 for serving as the Chairman of the Nominating and Governance Committee and $5,000 for serving as the Chairman of the Audit Committee from July 1, 2013 through October 30, 2013.

(5)

Mr. Simonton was appointed to the Board effective October 30, 2013. Mr. Simonton was granted 10,714 shares of restricted stock during 2013. Mr. Simonton’s compensation includes $2,500 for his service as Chairman of the Audit Committee. As stock awards are recognized in the table above based on the grant date fair value, his 2013 calendar compensation is greater than his prorated annual director compensation.

OFFICERS OF THE COMPANY

The following table sets forth our current officers. Individual background information concerning each of these officers, except Mr. Chambers, follows the table.

Name	Age	Position with the Company
Charles Chambers	63	President and Chief Executive Officer
Adam Fenster	43	Chief Financial Officer
Clark Huffman, Ph.D.	52	Vice President, Operations
Carol A. Osborne	62	Corporate Secretary
Emily Maron	32	Assistant Corporate Secretary and Controller

Mr. Chambers’ background information appears under “Proposal #1: Election of Directors”.

Mr. Fenster was appointed Chief Financial Officer in January 2014. Prior to joining the Company, Mr. Fenster owned a consulting firm since 2008, providing services in the areas of accounting, finance, operations and the development of startup companies. His clients have included several E&P companies, including Antero Resources Corporation, Synergy Resources Corporation, and DCP Midstream, LP. Mr. Fenster has served as chief financial officer for several companies, most recently for a downstream fuel marketer. Mr. Fenster is a certified public accountant in the State of Colorado and began his career in the Denver office of KPMG LLP. Mr. Fenster has a Bachelor of Science degree in Business Administration from the University of Arizona.

Dr. Huffman was appointed Vice President, Operations in January 2012, and had served as the Company’s Director of Operations since 2010. Dr. Huffman specializes in reservoir characterization including completion design, production data evaluation and enhanced hydrocarbon recovery. His prior experience includes seven years in field operations and drilling where he was involved in all facets of operations domestically, off-shore, and internationally with International Reservoir Technology, Inc. and Encana Oil & Gas, Inc. He also has served as a consultant, both independently and in association with consulting firms. Dr. Huffman has a Doctor of Philosophy in Petroleum Engineering from the Colorado School of Mines in 2001.

Ms. Osborne has served as the Corporate Secretary of the Company since January 1996 and previously served as the Assistant Secretary of the Company from December 1989 until January 1996. In addition, Ms. Osborne has served as our Casper office manager since 1981.

Ms. Maron was appointed to the position of Assistant Corporate Secretary in January 2010, and also currently serves as the Company’s controller since August 2013. She previously served as the Manager of Financial Reporting since 2008. Prior to joining the Company, Ms. Maron was employed for three years in the audit department of PwC. Ms. Maron is a Certified Public Accountant and has a Bachelor of Science degree in Business Administration from Colorado State University.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table summarizes certain information as of April 15, 2014 with respect to the beneficial ownership of our common stock, and of our Series A Preferred Stock, $0.10 par value per share (the “Preferred Stock”), (i) by our directors, (ii) by our named executive officers, (iii) by stockholders known by us to own 5% or more of our common stock or of our Preferred Stock, and (iv) by all executive officers and directors as a group. As of April 15, 2014, we had 14,083,724 shares and 1,610,000 shares of our common stock and our Preferred Stock issued and outstanding, respectively. Amounts shown for our common stock include options that are currently exercisable or options and restricted stock that may become exercisable or vest within 60 days of April 15, 2014.

		As of April 15, 2014

Name and Address of Beneficial Owner	Class of Stock	Number of Shares	Percentage of Class Beneficially Owned

Sigmund Balaban 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	41,285	*

Neil Bush 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	14,401	*

Roy G. Cohee 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	111,384 (1)	*

Richard Dole 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock Preferred Stock	275,159 (2) 1,090	1.9%

Brent Hathaway 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	72,296	*

Taylor Simonton 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	10,714	*

Charles Chambers 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	675,077 (3)	4.7%

Kurtis Hooley 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	77,150 (4)	*

Clark Huffman 1675 Broadway, Suite 2200 Denver, CO 80202	Common Stock	123,992 (5)	*

Directors and Officers as a group (12 persons)		1,498,402	10.4%

Name and Address	Class of Stock	Number of Shares	Percentage of Class

CrossCap Management, Inc. 5831 San Felipe, Suite 230 Houston, TX 77057	Common Stock	847,653 (6)	5.97%

* Less than one percent.

(1)  Includes 1,000 shares held by Barbara Cohee, Mr. Cohee’s spouse, and 37,647 shares held by the Roy G. and Barbara A. Cohee Revocable Trust.

(2)  Includes options held by Mr. Dole to purchase 108,882 share of common stock that are exercisable within 60 days of April 15, 2014. These options expire on May 30, 2014.

(3)  Includes 528,634 shares of unvested restricted stock awards.

(4)  Mr. Hooley’s ownership is based on his holdings as of January 15, 2014, the date of his termination.

(5)  Includes 66,139 shares of unvested restricted stock awards and options held by Mr. Huffman to purchase 11,888 shares of common stock that are exercisable within 60 days of April 15, 2014.

(6)  Information is based solely on a Schedule 13G dated February 3, 2014.

There are no shares of common stock or Preferred Stock pledged as security by any named executive officer, director, or director nominee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors, executive officers, and holders of more than 10% of our common or preferred stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock, preferred stock or other equity securities. Based upon our review of the copies of reports furnished or otherwise available to the Company, we believe that during the year ended December 31, 2013, our officers, directors and holders of more than 10% of our outstanding common stock or preferred stock, as applicable, timely filed their reports, except as noted below due to administrative errors:

•	The Form 4’s were not filed timely for Mr. Simonton’s and John Schaeffer’s (appointed to the Board in October 2013, resigned before December 31, 2013) initial grant for Board services in October 2013;

•	A Form 4 was not filed timely for shares Mr. Huffman disposed of to settle a tax liability in June 2013; and

•	The Form 4’s were not filed timely for shares granted to Ms. Osborne and Ms. Maron and the related disposal of such shares to settle a tax liability in January 2013.

In making these statements, we have relied upon the written representations of our directors and officers and review of all Section 16 filings with the SEC.

CORPORATE GOVERNANCE

The Board

The business and affairs of the Company are managed under the direction of our Board. Our Board currently has seven members: Charles Chambers (Chairman), Richard Dole (Vice Chairman), Sigmund Balaban, Neil Bush, Roy G. Cohee (Lead Independent Director), Brent Hathaway and Taylor Simonton. Each director holds office until the expiration of his or her respective term and until the election and qualification of the director’s successor. At the Annual Meeting, the stockholders will be asked to elect Neil Bush, Charles Chambers, Roy Cohee, Richard Dole, Brent Hathaway Susan Reeves and Taylor Simonton each to a one-year term to our Board.

The Board met 13 times during the year ended December 31, 2013, either in person or telephonically. Each director attended 100% of the Board meetings. The Company does not have a formal policy regarding directors’ attendance at the Annual Meeting; however, all incumbent directors, as well as the nominee for election as director, are encouraged to attend. All directors attended the 2013 annual meeting held on May 30, 2013.

Director Independence

The Board has determined that Messrs. Balaban, Bush, Cohee, Hathaway and Simonton, and Ms. Reeves each qualify as an “independent director” as defined under the listing requirements of the NASDAQ Global Select Market. The NASDAQ independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with the Company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they may relate to us and our management. Messrs Chambers and Dole are not independent under NASDAQ listing standards. Mr. Chambers does not qualify as an independent director as he currently serves as our CEO. Mr. Dole does not qualify as an independent director as he served as our CEO through March 31, 2014 and is currently engaged in a consulting arrangement with the Company. In addition, as required by NASDAQ rules, the Board determined that the members of the Audit Committee each qualify as “independent” under special standards established by NASDAQ and the SEC for members of audit committees.

Lead Independent Director

In April 2014, the Company amended its bylaws to create a Lead Independent Director position. Currently, Mr. Cohee serves in such capacity. The Lead Independent Director shall be independent, as determined in accordance with the independence requirements of the NASDAQ stock market rules, and shall be elected annually by a majority of the Board. The Lead Independent Director shall serve as liaison between the Board and the independent directors. The Lead Independent Director shall also have the responsibilities delineated in the bylaws and such other responsibilities and duties as the Board may from time to time specify.

Leadership Structure of the Board

Currently, the Board believes that our CEO is best positioned to serve as Chairman, due to his ability to provide clear insight and direction of business strategies and plans to both the Board and management. The Board believes that the Company’s business strategies and plans can be most effectively executed if the Chairman is also a member of the management team. A single person, acting in the capacities of Chairman and CEO, provides unified leadership and focus. Although our Board has historically determined that combining the role of CEO and Chairman to be the most efficient and effective, we do not have formal guidelines that establish this approach as a policy. Therefore, the Board has the flexibility to separate the two roles in the future if it believes it is appropriate to do so.

On March 24, 2014, the Company amended its bylaws to create the position of Vice Chairman of the Board (the “Vice Chairman”). Currently, Mr. Dole is serving in such capacity. The Vice Chairman is not an officer of the Company. He may preside, or may direct that the CEO or the president preside, at all meetings of the stockholders and at all meetings of the Board if the Chairman is not present. The Vice Chairman shall also exercise and perform such other powers as may be from time to time assigned to him or her by the Board or prescribed by the bylaws.

Risk Oversight

Management is responsible for implementing our financial and business strategies and assessing and managing the risks relating to our Company and its performance under those strategies on a daily basis. Our Board has oversight responsibility for all risks and has various programs in place in which it reviews, approves (where appropriate) and monitors the activities of the Company. This includes our strategies and plans, financial and business objectives, significant corporate actions, and performing assessments of major risks relating to our Company, including options to mitigate and address such risks. Our Board has primary responsibility for strategic and risk oversight. To assist the Board in discharging its oversight responsibilities, members of management report to the Board and its committees on areas of risk to our Company. Our Board delegates to its committees specific areas of risks inherent in their respective areas of oversight, and the committees provide reports to the full Board regarding their activities.

Our Audit Committee has oversight responsibility to review management’s financial risk management process, including the policies and guidelines used by management to identify, assess and manage the Company’s exposure to financial risk. The Audit Committee oversees control and fraud risk assessments, Code of Ethics compliance, and the whistleblower policy, among other areas. At least annually, management of the Company undertakes a financial and fraud risk assessment process to identify risks and develop plans to address them. The Chief Financial Officer reports directly to the Audit Committee at least quarterly to provide an update on management’s efforts to manage financial risk.

Our Compensation Committee oversees the management of risks associated with our executive compensation arrangements and evaluates the relationship between our compensation policies and practices and such risks to assure that those policies and practices do not incent undue risk taking. The Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our CEO and other executive officers, reviews management development and succession plans, and considers risks related to our compensation programs and policies.

Our Nominating and Governance Committee focuses on issues relating to Board composition, leadership structures and corporate governance matters and provides oversight of our internal corporate policies and processes.

In addition to receiving reports from the various committees regarding the risks considered in their respective areas, to ensure that our Board has a broad view of our strategy and overall risk management process, the Board will review with management our strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risk, during at least one Board meeting per year. This enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships.

Director Education

The Board recognizes the importance of continued education of the Company’s directors and employees due to the ever changing governance, regulatory and compliance rules and regulations. Each Board member is expected to attend one or more director education programs each year for additional continuing education.

Committees

The standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, each consisting entirely of non-employee independent directors. The standing committees of the Board, including the members of each committee, are described below.

Audit Committee

The Audit Committee provides assistance to our Board in fulfilling its fiduciary obligations with respect to matters involving the accounting, financial reporting, and internal control and compliance functions of the Company. Our Audit Committee approves the engagement of an independent registered public accounting firm to audit the financial statements of the Company and perform other assigned duties. Further, our Audit Committee provides general oversight with respect to the accounting principles employed in financial reporting and the adequacy of the Company’s internal control. In fulfilling its responsibilities, our Audit Committee may rely on the reports, findings and representations of the Company’s auditors, legal counsel, and responsible officers.

The Audit Committee currently consists of Messrs. Simonton (Chairman), Balaban, and Hathaway. Each member of the Audit Committee is “financially literate” as required by NASDAQ rules. The Audit Committee also includes at least one member, Mr. Simonton, who was determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules and to meet the qualifications of “financial sophistication” in accordance with NASDAQ rules. Stockholders should understand that these designations related to our Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

The Audit Committee met four times during the fiscal year ended December 31, 2013, and all members of the Audit Committee attended all of the meetings.

A copy of our Audit Committee’s report for 2013 can be found on page 17 of this Proxy Statement.

A copy of our Audit Committee charter is included on our website at www.escaleraresources.com/AuditCommittee. The NASDAQ rules and the Audit Committee charter provide that the Audit Committee will review and assess the adequacy of the Audit Committee charter annually.

Compensation Committee

Our Compensation Committee carries out the responsibilities, and exercises the authority, of our Board with respect to matters relating to the compensation of executive officers and directors of the Company to the extent assigned by the Board. The Compensation Committee is generally responsible for:

¡	Establishing and periodically reviewing the Company’s compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees;

¡	Establishing compensation arrangements and incentive goals for executive officers and non-employee directors and administering compensation plans; and

¡	Reviewing the performance of the executive officers and awarding incentive compensation and adjusting compensation arrangements as appropriate based on performance.

Our Compensation Committee conducts an annual review of our compensation program. The Compensation Committee held three in-person or telephonic meetings during the year ended December 31, 2013 and all members of the Compensation Committee participated in the meetings. The Compensation Committee currently consists of Messrs. Balaban (Chairman), Cohee and Hathaway.

A copy of the Compensation Committee charter can be found on our website at

www.escaleraresources.com/CompensationCommittee.

Nominating and Governance Committee and Director Nomination Process

The Nominating and Governance Committee provides assistance to the Board with respect to the following:

•	Identification, consideration and recommendation of qualified nominees to serve on our Board;

•	Development and oversight of our internal corporate policies and processes;

•	Facilitate periodic reviews, evaluation and performance of the Board’s and committees’ performance; and

•	Development and oversight of Board continuing education.

Currently Messrs. Hathaway (Chairman), Cohee and Simonton serve on the Company’s Nominating and Governance Committee. The Nominating and Governance Committee held five in-person or telephonic meetings during the year ended December 31, 2013 and all members of the committee participated in the meetings.

In selecting nominees for the Board, the Nominating and Governance Committee seeks members with a variety of experiences and expertise, and among other things will consider business experience in the industry in which the Company operates, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved, and reputation for integrity and professionalism. The Nominating and Governance Committee also will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders in accordance with the Company’s bylaws.

When considering potential director candidates for nomination or election, the Nominating and Governance Committee considers the following qualifications, among others, of each director candidate:

¡	High standard of personal and professional ethics, integrity and values;

¡	Training, experience and ability at making and overseeing policy in business, government and or education sectors;

¡	The individual’s ability, diversity of background and experience and soundness of judgment who attained a position of leadership in their field of endeavor;

¡	Willingness and ability to keep an open mind when considering matters affecting interests of the Company and its constituents;

¡	Willingness and ability to devote the required time and effort to effectively fulfill the duties and responsibilities related to Board and Committee memberships;

¡	Willingness and ability to serve on the Board for multiple terms, if nominated and elected, to enable development of a deeper understanding of the Company’s business affairs;

¡	Willingness not to engage in activities that may create a conflict of interest with a director’s responsibilities and duties to the Company and its constituents; and

¡	Willingness to act in the best interests of the Company and its constituents, and objectively assess Board, committee and management performance.

Our bylaws contain a specific provision regarding nominations made by stockholders for the election of directors. To be considered for nomination by the Nominating and Governance Committee at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote, by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Corporate Secretary of the Company, at the Company’s principal business address, not fewer than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If fewer than 60 days’ notice of the meeting is given to stockholders, stockholders’ nominations for director must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Corporate Secretary of the Company at the Company’s principal business address not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must contain certain information about the proposed nominee, including name, age, business address and, if known, residence address of each nominee proposed in that notice, the principal occupation or employment for at least the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder. The Nominating and Governance Committee will consider nominations for directors submitted by stockholders in accordance with the above procedure. The chairman of any meeting of our stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and that the defective nomination will be disregarded.

A copy of the Nominating and Governance Committee charter can be found on our website at

http://www.escaleraresources.com/NominatingandGovernanceCommitteeCharter.

Diversity

The Board recognizes the importance of diversity in business experience, education, and professional skills in selecting nominees for director. The Board does not, however, have a formal policy concerning the consideration of diversity.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls as well as preparation of the Company’s financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The independent registered public accounting firm is responsible for performing audits of the Company’s consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting and management’s assessments of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent registered public accounting firm. The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP or that the audits of the annual financial statements, the effectiveness of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting have been carried out in accordance with the standards of the Public Company Accounting Oversight Board, or that the independent registered public accounting firm is, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent registered public accounting firm on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent registered public accounting firm without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent registered public accounting firm, the Company’s consolidated financial statements as of and for the year ended December 31, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The audit committee has relied on this representation, without independent verification, and on the representations of the independent registered public accounting firm included in its report on the consolidated financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 “Communication with Audit Committees”, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has also discussed such independence with our independent registered public accounting firm. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent registered public accounting firm was compatible with the maintenance of independence in the conduct of its auditing functions.

Based upon our review and discussions with management and the independent registered public accounting firm and the reports of the independent registered public accounting firm, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the Board approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2013, and the Board accepted the Audit Committee’s recommendations.

The Audit Committee

Taylor Simonton (Chairman)

Sigmund Balaban

Brent Hathaway

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or Exchange Act.

Employee Code of Business Conduct and Code of Ethics and Reporting of Accounting Concerns

We have adopted an Employee Code of Business Conduct and Ethics (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interests.

The Code of Conduct includes a Code of Ethics for our CEO, our Chief Financial Officer, our Vice Presidents and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct can be found on our website at http://www.escaleraresources.com/CodeOfConduct.

Further, we have established “whistle-blower procedures” that provide a process for the confidential submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.

The Company has also established a policy and internal training program concerning Regulation Fair Disclosure to help protect the Company and its employees from potential securities law disclosure violations.

Stockholder Communications to the Board

Stockholders wishing to send communications to the Board may contact Charles Chambers, Chairman of the Board, at our principal executive office address. All such communications will be shared with the members of the Board, or if applicable, a specified committee or director. Stockholders may also contact Taylor Simonton, Audit Committee Chairman at tsimonton@escaleraresources.com.

Executive Compensation

This Executive Compensation provides information about the 2013 compensation program for our CEO and the two most highly compensated executive officers, each of whom had total compensation (as defined by the SEC) exceeding $100,000. The individuals named below are referred to collectively as the “Named Executive Officers” or the “NEOs”:

•	Richard Dole, our CEO and President

•	Kurtis Hooley, our Chief Operating Officer and Executive Vice President

•	Clark Huffman, our Vice President, Operations

Mr. Hooley resigned from the Company in January 2014. Mr. Dole was replaced as CEO effective March 31, 2014 and currently serves as Vice Chairman of the Board. The following discussion describes our 2013 compensation program for NEOs.

Elements of our Compensation Program

The following elements made up the 2013 compensation program for our executive officers:

Element	Form of Compensation	Objective	Performance Criteria

Base Salary	Cash	To provide a minimum fixed level of cash compensation by the executive officers	Not performance-based

Annual Cash Incentive Bonus Plan (“ACIBP”)	Cash	To encourage and reward executive officers contributions in producing strong financial and operations results.	Performance-based determined on (i) Clean Earnings actual versus budgeted and (ii) Adjusted NAV growth*

Discretionary Bonus	Cash	To encourage and reward executive officers for contributions not otherwise captured by ACIBP	Not performance-based

Long-Term Incentive Plan (“LTIP”)	Restricted Stock Units	To retain executive officers and align their interests with those of stockholders	For 2011 through 2013, two-thirds performance-based using Adjusted NAV growth over vesting period; one-third not performance-based

Retirement Plans	Eligibility to participate in and receive Company contributions to our Simplified Employee Pension Plan (available to all employees)	To provide a level of retirement income for NEOs	Not performance-based

*“Clean Earnings” and “Adjusted NAV” are non-GAAP financial measures that the Company believes serve as the best performance targets on an annual basis. These terms are defined in ACIBP.

The components of our compensation and benefits programs are described in detail on the following pages:

Base Salary

The Compensation Committee believes that a competitive base salary is necessary to attract and retain quality personnel. Individual base salaries are based on a subjective evaluation by the Compensation Committee after considering competitor and market data and the individual’s performance, tenure and experience. Adjustments to base compensation are intended to reflect each NEO’s level of responsibility and comparable ranges of base compensation for similar companies.

Salaries provided to NEOs during 2013 were as follows:

¡	Richard Dole: $339,900

¡	Kurtis Hooley: $285,822

¡	Clark Huffman: $231,750

Annual Cash Incentive Bonus Plan

The Compensation Committee believes in granting annual cash incentive awards to our NEOs to reward individual performance that contributed to the Company’s overall performance and to provide an incentive for continued performance. In 2011, the ACIBP was adopted, under which the NEOs are eligible to earn incentive bonuses based on actual Clean Earnings versus budgeted Clean Earnings as well as, in most cases, growth in Adjusted NAV. The ACIBP is payable in cash.

Each executive can earn a percentage of his respective base salary based upon metrics set at the beginning of each calendar year. The ACIBP is determined by the achievement of budgeted Clean Earnings and Adjusted NAV growth, as defined as:

➢

Budgeted “Clean Earnings” is a non-GAAP financial measure that is used by the Company to help management and investors understand and compare operating results and business trends among different reporting periods on a consistent basis, independent of non-cash charges, as defined.

➢	“Adjusted NAV” growth is the change in the net asset value measured at December 31 of the prior year as compared to the measured NAV of the current year at December 31.

The NEO’s did not achieve the metrics set for 2013, and no payments were made under the ACIBP.

Discretionary Cash Bonus

For 2013, the Compensation Committee paid discretionary cash bonuses to Messrs Dole and Huffman to reward them for their efforts in 2013. The discretionary bonuses were paid in the form of a stock award, which vested immediately as follows:

•	Richard Dole: 18% of his 2013 salary, or 27,397 shares

•	Clark Huffman: 17% of his 2013 salary, or 18,265 shares

Long-Term Incentive Program

Long-term incentives are an important element of our total compensation program because they create a focus on sustainable value creation that benefits the long-term interests of our stockholders as well as serving as an important retention tool for attracting and retaining top talent. The market for talent in the oil and gas industry is highly competitive in the Rocky Mountain area. An amendment and restatement to our current long-term incentive plan is one of the proposals being presented to stockholders at the Annual Meeting. See Proposal #3 for more information. Below is a discussion of the LTIP in place during 2013.

In 2011, the Compensation Committee granted the shares below to our NEOs under the LTIP. Mr. Huffman’s shares were granted in January 2012 in conjunction with his appointment as Vice President, Operations.

•	Richard Dole: 211,931 shares

•	Kurtis Hooley: 133,438 shares

•	Clark Huffman: 60,893 shares

Of the shares granted above, one-third vest based on the passage of time and two-thirds vest based on the achievement of specific performance targets.

Any Adjusted NAV increase that does not equal a specified percentage will be rounded down. For example, if the Adjusted NAV growth during the performance period of 18% would result in 40% of the performance shares vesting if the time-based vesting requirements also are met.

LTIP Vesting Provisions

Time-based grant vesting—The NEO must be employed on December 31, 2013 to vest in the time-based amounts of restricted stock. If the NEO terminates employment or the NEO’s employment is terminated prior to December 31, 2013 for reasons of cause, resignation or other voluntary termination other than for a good reason (as defined in the plan), the NEO shall forfeit all of his or her time-based restricted stock. If an NEO terminates employment prior to December 31, 2013 for reasons of death, retirement, disability or resignation for good reason, or whose employment is terminated by the Company for reasons other than cause (but excluding resignation or other voluntary termination by the NEO other than for good reason), the unvested portions of his or her time-based restricted stock vest pro rata for each full month worked between the September 2011 and the date of termination. If the NEO’s employment is terminated prior to December 31, 2013 in connection with a change in control or terminated after a change in control for good reason, the NEO shall be 100% vested in his or her time-based restricted stock as of the date of the change in control. The NEOs time-based shares vested as of December 31, 2013 and are included in the “Options Exercised and Stock Vested in 2013” table on page 26.

Performance-based grant vesting—The LTIP defines the vesting conditions for the performance-based grant:

➢

The NEO must be employed on December 31, 2013. If prior to December 31, 2013 a NEO is terminated for cause, resigns or otherwise voluntary terminates his or her employment other than for good reason, the NEO shall forfeit all of his or her performance-based restricted stock.

➢

Any NEO who terminates employment prior to December 31, 2013 due to the NEO being of or attaining retirement age shall have the vested portion of his or her performance-based restricted stock determined by the factors on the performance vesting grid without regard to time-based vesting, with the performance period measured from December 31, 2010 through the date of retirement or as close to such date as practicable.

➢

If an NEO is terminated in connection with a change in control prior to December 31, 2013, the NEO shall be 100% vested in his or her performance-based restricted stock as of the date of the change in control.

➢

If the NEO’s employment is not terminated in connection with the change in control and the NEO remains employed by the Company as of December 31, 2013, the NEO shall have the vested portion of his or her performance-based restricted stock determined by the factors on the performance vesting grid, without regard to time-based vesting, with the performance period measured from December 31, 2010 through the later of the date of the change in control or, if Adjusted NAV growth can be measured as of such date, December 31, 2013.

➢

If a NEO’s employment is not terminated in connection with a change in control but such NEO retires due to attainment of retirement age prior to December 31, 2013, the NEO shall have the vested portion of his or her performance-based restricted stock determined by the factors on the performance vesting grid, without regard to time-based vesting, with the performance period measured from December 31, 2010 through the later of the date of the change in control or, if the Adjusted NAV growth can be measured as of such date, through the date of retirement or as close to such date as practicable.

➢

If a NEO’s employment is terminated due to death or disability, the NEO shall have the vested portion of his or her performance-based restricted stock determined by the factors on the performance vesting grid without regard to time-based vesting, with the performance period measured from December 31, 2010 through the date of death or disability or as close to such date as practicable.

The NEOs did not achieve the performance metrics set by the 2011 LTIP and therefore these shares were forfeited as of December 31, 2013.

Retirement Plans

Our Simplified Employee Pension Plan (“SEPP”) is available to all employees, and allows for Company contributions matching 10% of base salary (limited by IRS regulations) after one year of full-time employment. This is a defined contribution plan and all investment decisions are made by the employee. During the 2013 fiscal year, the Company made aggregate contributions to the accounts of the NEOs in the amount of $71,175. These amounts are included in “All Other Compensation” in the Summary Compensation Table on page [24]. We believe that providing our SEPP offers secure and tax-advantaged vehicles for executives to save effectively for retirement and build financial security.

Perquisites

We provide minimal perquisites to our NEOs.

Employment Contracts as of December 31, 2013

To establish and retain a team of executive management of high caliber, the Company has historically maintained employment agreements with each of its NEOs. On March 30, 2012, we entered into new employment contracts with Messrs. Dole, Hooley and Huffman, which had an effective date of January 1, 2012. All new employment contracts contain the following provisions:

¡	Automatically renew for successive one-year periods following the initial December 31 termination date unless terminated by the executive officer or the Company with sufficient notice;

¡	Specify the base salary that will be paid to each NEO;

¡	Specify the target annual cash bonus for each NEO; and

¡

Specify severance payments each executive officer will receive under various termination scenarios, including termination following a change-in-control of the Company as described in the “Potential Payments on Termination or Change in Control Table.”

The contracts for Messrs. Dole, Hooley and Huffman automatically renewed for an additional one-year term on December 31, 2013.

Mr. Dole’s employment contract was terminated effective March 24, 2014, and he remains in a consulting role with the Company. Mr. Hooley’s employment contract was terminated effective January 15, 2014.

Other Compensation Practices

Stock Ownership.

We have adopted stock ownership requirements for our directors, which require that each director own and thereafter maintain at least $315,000 worth of our equity (measured by using the higher of cost basis, tax basis or market value) by the later of (i) December 31, 2016 or (ii) five years from the date of becoming a director. Our Nominating and Governance Committee may make exceptions and/or any adjustments in these requirements as it deems appropriate or equitable for the directors as a whole or for any individual director for hardship or any other unforeseen or exigent circumstance.

We do not have stock ownership requirements or stock holding guidelines for our executive officers. The Compensation Committee periodically considers the appropriateness of adopting such guidelines as part of its ongoing comprehensive assessment of our executive compensation programs. All of our executive officers receive a significant amount of their total compensation in the form of grants of long-term incentive awards. Our employees and directors are prohibited from trading in any derivatives related to our stock. None of our officers and directors has entered into hedging transactions involving our stock. In addition, our insider trading policy prohibits our executive officers and directors from holding Company stock in a margin account or pledging our stock as collateral for a loan.

Financial Restatements.

Our Board currently has not adopted a formal policy regarding the effects of a financial restatement on prior awards. The Compensation Committee is investigating implementing such a policy and expects to adopt a formal policy once final rules related to claw-back policies are adopted by the SEC and the NASDAQ in connection with the Dodd-Frank Act.

Tax Deductibility Considerations.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to a public company for compensation paid to its CEO or any of its four other most highly compensated executive officers to the extent that the compensation of any of these officers exceeds $1 million in any calendar year. Qualifying performance-based compensation is not subject to the deduction limit. The Compensation Committee’s primary goal is to design compensation strategies that it believes further the best interests of our Company and our stockholders. No components of our compensation awarded in 2013 currently qualify as performance-based compensation for purposes of section 162(m).

SUMMARY COMPENSATION TABLE

The following table sets forth in summary form the compensation earned by our NEO’s during the years ended December 31, 2013 and 2012. We did not have any pension plans or nonqualified deferred compensation plans for the past two fiscal years. Therefore, we have not included columns for changes in pension value or changes in nonqualified deferred compensation earnings in the table below.

Name and Principal Position	Year		Base Salary	Bonus		Stock Awards (1)		Option Awards (1)	Nonequity Incentive Compensation	All Other Compensation (2)	Total

Richard D. Dole, Chief Executive Officer	2013		$339,900	$60,000	(3)	$-		$-	$-	$25,500	$425,400
	2012		$330,000	$90,154		$-		$-	$99,000	$24,500	$543,654

Kurtis S. Hooley, Executive Vice President,	2013		$285,822	$-		$-		$-	$-	$25,500	$311,322
Chief Operating and Financial Officer (5)	2012		$270,000	$61,468		$-		$-	$67,500	$24,500	$423,468

Clark Huffman, Senior Vice President,
Operations	2013		$231,750	$40,000	(7)	$-		$-	$-	$23,175	$294,965
	2012	(6)	$225,000	$37,766		$450,000	(4)	$-	$28,125	$22,500	$763,391

(1)	Stock award and stock option amounts reflect the aggregate grant date fair value of shares granted during each fiscal year.

(2)	Represents amounts contributed by the Company under the SEPP.

(3)	The Board granted Mr. Dole a discretionary bonus for his performance in 2013, which was paid in the form of a restricted stock award on February 28, 2014, which vested immediately.

(4)

This award was granted as part of our LTIP. One-third of the shares vest based on the NEO’s service through December 31, 2013 and two-thirds of the shares vest based on achievement of adjusted NAV growth. The value presented is the maximum possible value under the plan. Please refer to the Executive Compensation for additional information related to the grant terms.

(5)	Mr. Hooley resigned from his position as Executive Vice President, Chief Operating and Financial Officer effective January 15, 2014.

(6)	Mr. Huffman was appointed to Vice President, Operations effective January 1, 2012.

(7)	The Board granted Mr. Huffman a discretionary bonus for his performance in 2013, which was paid in the form of a restricted stock award on February 28, 2014, which vested immediately.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning the current status and value of individual grants of equity to the Company’s NEOs as of December 31, 2013. For further discussion regarding our stock-based compensation plans, refer to Note 8 in the Notes to Consolidated Financial Statements in Item 15 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

			Option Awards				Stock Awards
Name of Executive and Principal Position	Grant Date (1)		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
Richard Dole	9/4/2008		108,882	-	$14.81	9/4/2015
Chief Executive Officer
Kurtis Hooley	9/4/2008		53,469	-	$14.81	9/4/2015
Chief Operating Officer
Clark Huffman	6/14/2010		6,000	4,000	$4.80	6/14/2017
Vice President, Operations	1/3/2011	(2)	2,916	1,944	$5.10	1/5/2018

(1)	Unless otherwise noted, shares vest in five equal annual installments beginning one year from the date of grant and each year thereafter.

(2)	These options were granted on January 3, 2011, with 20% vesting on the grant date and 20% of the remaining shares vest on each of January 3, 2012, 2013, 2014 and 2015.

OPTIONS EXERCISES AND STOCK VESTED IN 2013

The following table sets forth information concerning stock options exercised and restricted stock that vested for each NEO during the year ended December 31, 2013. For further discussion regarding our stock based compensation plans, refer to “Stock Plans” on page 44.

	Stock Options		Stock Awards
Name of Executive	Number of Shares Acquired on Exercise	Value Recognized on exercise	Number of Shares Acquired on Vesting	Value Recognized on Vesting (1)
Richard Dole	-	-	70,644	$162,481

Kurtis Hooley	-	-	44,479	102,302

Clark Huffman	-	-	24,466	63,478

(1) The amounts in this column represent the value of the vested shares on the date of vesting, reported on a before-tax basis. The amount received on any later sale of these shares may be more or less than the amount noted here.

Potential Payments Upon Termination or Change in Control

Under our employment contracts that were in effect on December 31, 2013, each NEO is entitled to receive severance compensation and benefits under various termination scenarios as detailed in each NEO’s Employment Agreement and summarized below.

In the scenarios described below, “Date of Termination” is defined as (a) if the NEO’s employment is terminated by the NEO’s death, the date of the NEO’s death; (b) if the NEO’s employment is terminated because of the NEO’s disability, the disability effective date; (c) if the NEO’s employment is terminated by the Company (or applicable affiliated company) for cause, the date on which the notice of termination is given; and (d) if the NEO’s employment is terminated for any other reason, including the resignation by the NEO, the date specified in the notice of termination, which date shall in no event be earlier than the date such notice is given.

☐	Terminates Without “Cause” or for “Good Reason” (Before a Change-in-Control)

Upon the termination without “cause” by the Company or for “good reason” by the NEO, each NEO will be entitled to receive his/her base salary and continuing health care benefits starting on the date of the expiration of his/her employment agreement or the date of termination of his/her employment agreement for the following periods of time: Dole – 24 months, Hooley – 12 months, and Huffman– six months. In addition, all of the NEO’s issued, but unexercised or unvested stock options and restricted stock grants issued prior to September 30, 2011 shall become fully vested, and the stock options shall remain exercisable until they are exercised or expire per the terms of the stock plan under which the options or shares were issued to the NEO. All of the NEO’s issued but unexercised or unvested stock options and restricted stock grants issued on or after September 30, 2011 shall become fully vested and exercisable or be forfeited in accordance with the grant terms, and the stock options that vest shall remain exercisable until they are exercised or expire per the terms of the stock plan under which the options or shares were issued.

“Cause” is defined as:

1.	Any embezzlement or wrongful diversion of funds of the Company or any affiliate of the Company by the NEO;

2.	Malfeasance, poor performance as to core or delegated job assignments, in the opinion of the Board, or insubordination by the NEO in the conduct of his duties;

3.	Failure to observe or strictly adhere to all of the Company policies put into effect and/or amended from time to time;

4.	Abandonment by the NEO of his job duties or repeated absences from the Company-directed tasks which are not otherwise excused by the Company;

5.	Competing with the Company or otherwise diverting away from the Company business opportunities intended for the Company or which could reasonably benefit the Company’s core business;

6.

Other material breach of the Employment Agreement by the NEO that remains uncured for a period of at least 30 days following written notice from the Company to the NEO of such alleged breach, which written notice describes in reasonable detail the nature of such alleged breach; or

7.	Conviction of the NEO or the entry of a plea of nolo contendere or equivalent plea of a felony in a court of competent jurisdiction, or any other crime or offense involving moral turpitude.

“Good reason” is defined as:

1.	a material breach of the Employment Agreement by the Company, which breach is not cured within 60 days after written notice by the NEO to the Company of the breach;

2.	a material change in reporting location not agreed to by the NEO; or

3.	a material reduction in responsibilities or base salary of the NEO.

☐	Terminates Without “Cause” or for “Good Reason” (After a Change-in-Control)

In the event of a Change in Control (as defined below), and the NEO is terminated without “cause” during the 12-month period following a Change in Control, or the NEO terminates his/her employment for “good reason” during the 12-month period following the Change in Control, then he/she shall be entitled to benefits in the form of a lump sum payment in the amount equal to his/her base salary and benefits (not including grants of common stock, options or other equity) as follows: Dole – for a period equal to 36 months plus 100% of the total amount of cash bonuses granted to him during the 36 preceding the Change in Control; Hooley – for a period equal to 18 months plus 50% of the total amount of cash bonuses granted to him during the 36 months preceding the Change in Control; and Huffman– for a period equal to 12 months plus 50% of the total amount of cash bonuses granted to him during the 24 months preceding the Change in Control. Additionally, all of the NEO’s issued but unexercised or unvested stock options and restricted stock grants issued prior to September 30, 2011 shall become fully vested, and the stock options shall remain exercisable until they are exercised or expire per the terms of the option plan and/or agreement under which the options or shares were issued to the NEO. All of the NEO’s issued but unexercised or unvested stock options and restricted stock grants issued on or after September 30, 2011 shall become fully vested and exercisable or be forfeited in accordance with the Grant Terms, and the stock options that vest shall remain exercisable until they are exercised or expire per the terms of the option plan and/or agreement under which the options or shares were issued to the NEO.

A “Change in Control” is defined as the occurrence of any of the following events:

i.

If any one person, or more than one person acting as a group (as defined in Code Section 409A and Internal Revenue Service (“IRS”) guidance issued thereunder), acquires ownership of common stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the common stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the common stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control, or to cause a change in the effective control of the Company (within the meaning of Code Section 409A and IRS guidance issued thereunder). An increase in the percentage of common stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property shall be treated as an acquisition of stock for purposes of this Section. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in such Company remains outstanding after the transaction;

ii.

If any one person, or more than one person acting as a group (as determined in accordance with Code Section 409A and IRS guidance thereunder), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of common stock of the Company possessing 30% or more of the total voting power of the common stock of the Company;

iii.

If a majority of members on the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board prior to the date of the appointment or election (provided that for purposes of this paragraph, the term Company refers solely to the “relevant” Company, as defined in Code Section 409A and IRS guidance issued thereunder), for which no other Company is a majority shareholder; or

iv.

If there is a change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one person, or more than one person acting as a group (within the meaning of Code Section 409A and IRS guidance issued thereunder) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

☐	Dies or Becomes Disabled

Upon the death or long-term disability of any NEO, the NEO (or his/her heirs in the case of death) will be entitled to receive his/her base salary and benefits as defined in his/her employment agreement for a period of six months from the date of termination. In addition, all of the NEO’s issued, but unexercised or unvested stock options and restricted stock grants issued prior to September 30, 2011 shall become fully vested, and the stock options shall remain exercisable until they are exercised or expire per the terms of the stock plan under which the options or shares were issued to the NEO. All of the NEO’s issued but unexercised or unvested stock options and restricted stock grants issued on or after September 30, 2011 shall become fully vested and exercisable or be forfeited in accordance with the grant terms, and the stock options that vest shall remain exercisable until they are exercised or expire per the terms of the stock plan under which the options or shares were issued.

“Disability” is defined as the absence of the NEO from the NEO’s duties under the employment agreement on a full-time basis for an aggregate of 180 days within any given period of 270 consecutive days (in addition to any statutorily required leave of absence and any leave of absence approved by the Company) as a result of the incapacity of the NEO, despite any reasonable accommodation required by law, due to bodily injury or disease or any other mental or physical illness of the NEO.

The following table details the compensation and benefits received by each NEO in the event of termination on December 31, 2013 under various scenarios.

NEO	Termination Without Cause or for Good Reason		Dies or Becomes Disabled
	Before Change in Control	After Change in Control
Dole

24 months salary and health care benefits; accelerated vesting of unvested equity issued prior to September 30, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

36 months salary and benefits + 100% of any cash bonuses paid in prior 36 months; accelerated vesting of unvested equity issued prior to September 30, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

Salary and benefits for 6 months; accelerated vesting of unvested equity issued prior to September 30, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.
Hooley

12 months salary and health care benefits; accelerated vesting of unvested equity issued prior to September 30, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

24 months salary and benefits + 100% of any cash bonuses paid in prior 36 months; accelerated vesting of unvested equity issued prior to September 30, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

Salary and benefits for 6 months; accelerated vesting of unvested equity issued prior to September 30, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.
Huffman

6 months salary and health care benefits, accelerated vesting of unvested equity issued prior to September 31, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

12 months salary and benefits + 50% of any cash bonuses paid in prior 24 months; accelerated vesting of unvested equity issued prior to September 31, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

Salary and benefits for 6 months; accelerated vesting of unvested equity issued prior to September 31, 2011 and vested in accordance with the grant terms for equity issued after September 30, 2011.

Potential Payments Under Termination or Change in Control as of December 31, 2013

	Before Change in Control	After Change in Control
	Termination w/o cause or quit for good reason	Termination w/o cause or quit for good reason	No termination	Voluntary, other than good reason	Retirement	Death	Disability
Richard Dole
Cash Severance	$679,800	$1,298,853	$-	$-	$-	$169,950	$169,950
Equity Award Acceleration (1)	-	-	-	-	-	-	-
Benefits Continuation	12,124	100,749	-	-	-	15,781	15,781

Kurtis Hooley
Cash Severance	$300,000	$756,891	$-	$-	$-	$150,000	$150,000
Equity Award Acceleration (1)	-	-	-	-	-	-	-
Benefits Continuation	5,416	61,833	-	-	-	15,781	15,781

Clark Huffman
Cash Severance	$115,875	$268,571	$-	$-	$-	$115,875	$115,875
Equity Award Acceleration (1)	12,999	-	-	-	-	-	-
Benefits Continuation	2,708	27,416	-	-	-	14,296	14,296

(1)	Based on the December 31, 2013 closing price of our common stock of $2.30 per share.

Mr. Dole was replaced as CEO effective March 31, 2014, and as a result will receive 24 months severance, or $678,800, plus benefit continuation valued at $12,124 His severance will be paid over 24 months, beginning October 1, 2014.

Mr. Hooley resigned effective January 15, 2014. He did not receive any payout upon termination.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions.

The Company has not implemented a formal written policy concerning the review of related party transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The Board annually reviews and evaluates this information with respect to directors as part of its assessment of each director’s independence. There were no transactions with any related person (as defined by the SEC) requiring disclosure as defined by the SEC or the NASDAQ Global Select Stock Market listing standards during the year ended December 31, 2013.

PROPOSAL #2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

As described in greater detail under the heading “Executive Compensation,” we seek to closely align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to encourage growth in our reserves and profitability while focusing on achieving attractive returns on capital in order to enhance long-term stockholder value.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.”

Required Vote; Recommendation of the Board

An affirmative vote of a majority of total votes cast for or against this proposal, assuming a quorum is present, is necessary to approve this Proposal #2. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board unanimously recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this Proxy Statement.

PROPOSAL #3: APPROVAL OF AMENDMENT AND RESTATEMENT OF 2010 STOCK INCENTIVE

PLAN

Pursuant to the authority granted to the Board in the Company’s 2010 Stock Incentive Plan (the “2010 Plan”), the Board has adopted an amendment and restatement of the 2010 Plan (as amended and restated, the “A&R 2010 Plan”) effective March 15, 2014, which (a) revises the name of the plan to “Escalera Resources Co. 2010 Stock Incentive Plan” to reflect the change in the name of the Company, (b) adds provisions to the 2010 Plan that allow for the award of performance awards that qualify as “performance-based compensation” under the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and (c) makes certain other conforming amendments and revisions to the 2010 Plan.

At the Annual Meeting, the stockholders of the Company will be asked to approve the material terms of the performance goals that have been included in the A&R 2010 Plan and may apply to performance awards granted under the A&R 2010 Plan. This approval is necessary to generally preserve the Company’s federal income tax deduction for performance-based compensation paid to certain executive officers under Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code and the guidance issued by the Internal Revenue Service thereunder generally prohibit the Company from deducting for federal income tax purposes compensation in excess of $1 million that is paid to each of the CEO and the other three highest compensated officers of the Company (excluding the chief financial officer). That deduction limit does not apply, however, to performance-based compensation that satisfies the requirements of Section 162(m) of the Internal Revenue Code.

The 2010 Plan was adopted by the Board of Directors in April 2010 and it became effective on January 1, 2010 when it was approved by the stockholders at the 2010 Annual Meeting. As originally adopted, the 2010 Plan allowed for the grant of options to purchase shares of the common stock (each, an “Option”), the grant of restricted shares of the common stock (“Restricted Stock”), and certain Stock Appreciation Rights (each, a “SAR”) based on changes in the value of the common stock.

As of April 15, 2014, there are 759,406 shares of common stock available for the grant of future awards under the 2010 Plan (including shares under awards previously granted under the 2010 Plan that have been cancelled or forfeited as of such date). Consistent with the 2010 Plan, the A&R 2010 Plan will allow for the grant of awards to purchase or receive up to 2,000,000 shares of common stock. The amendments to the 2010 Plan, and the key provisions of the A&R 2010 Plan, are summarized below. The Company encourages you to review the full text of the A&R 2010 Plan, which is attached to this proxy statement as Appendix A.

Approval of Material Terms of Performance Goals under the A&R 2010 Plan

The deduction limit in Section 162(m) of the Internal Revenue Code does not apply to performance-based compensation that satisfies the requirements of Section 162(m) of the Internal Revenue Code. The requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal.

Department of Treasury Regulation §1.162-27(e)(4)(vi) provides that if a Company’s compensation committee has the authority to change the targets under a performance goal, the material terms of the performance goal must be disclosed to, and reapproved by, stockholders on a periodic basis. The stockholder approval of the material terms of the performance goal remains effective until the first stockholders’ meeting that occurs in the fifth year following the year in which stockholders previously approved the performance goal. For awards granted after that deadline, new stockholder approval would be required.

It is necessary to obtain stockholder approval of the performance goals for performance awards authorized to be granted under the A&R 2010 Plan before amounts are paid under such awards if such awards are to qualify as performance-based compensation that is exempt from the deduction limitation in Section 162(m) of the Internal Revenue Code.

Performance Goals

The following summary of the material features of the performance goals for performance-based awards under the A&R 2010 Plan is qualified by reference to the copy of the A&R 2010 Plan which is attached to this proxy statement as Appendix A.

Options and SARs may be granted under the A&R 2010 Plan to officers and other employees and other persons who provide services to the Company or any Related Company (as that term is defined in the A&R 2010 Plan), including Outside Directors (as that term is defined in the A&R 2010 Plan) of the Company and directors of any Related Company. Performance Stock Awards and Cash Incentive Awards may be granted under the A&R 2010 Plan to key executive employees of the Company who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company and are a “covered employee” (as defined in Section 162(m) of the Internal Revenue Code and the regulations or other guidance promulgated by the Internal Revenue Service under Section 162(m) of the Internal Revenue Code) (“Covered Employee”). Options, SARs, Performance Stock Awards and Cash Incentive Awards granted to a Covered Employee are intended to qualify as performance-based compensation under Section 162(m) of the Code. The maximum aggregate number of shares of the Common stock that can be granted to a Covered Employee in a single year under any Options, SAR or Performance Stock Award is 2,000,000, subject to adjustments as provided in the A&R 2010 Plan. The maximum amount that may be paid under all cash incentive awards granted to a Covered Employee during a calendar year is $5,000,000.

Under the A&R 2010 Plan, an Option or SAR that is granted at an exercise price equal to or greater than the then fair market value of the common stock is subject to the satisfaction of the performance goal which is a positive increase in the price of the common stock during the term of the Option or SAR. A Performance Stock Award and Cash Incentive Award is subject to the satisfaction of one or more performance goals during the applicable performance period. Performance goals for such awards will be determined by the Compensation Committee of the Board and will be designed to support the Company’s business strategy and align participants’ interests with stockholder interests. Performance goals for Performance Stock Awards and Cash Incentive Awards to Covered Employees are based on the criteria contained in the A&R 2010 Plan, including one or more of the following business criteria: changes in the Company’s proven oil and gas reserves, earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, and total market value.

Achievement of the goals may be measured:

•	individually, alternatively or in any combination;
•	with respect to the Company, one or more business units, or any combination of the foregoing;
•	on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods, or to other external measures; and

•

including or excluding items determined to be unusual or nonrecurring events affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate, provided, however, that no award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code shall be adjusted in any manner that is not allowed by Section 162(m) of the Internal Revenue Code.

The Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may not increase the amount payable under an award to a participant who is a Covered Employee.

It is anticipated that the Compensation Committee will make grants of Options, SARs, Performance Stock Awards and Cash Incentive Awards to Covered Employees that will align the interests of the Company’s officers and key employees with the interests of the Company’s stockholders and will incentivize the Company’s officers and key employees to achieve specific financial performance goals. No Performance Stock Awards or Cash Incentive Awards will be granted under the A&R 2010 Plan to a Covered Employee unless the Company’s stockholders approve Proposal #3.

Summary of A&R 2010 Plan, as amended and restated

The following is a general summary of the material provisions of the A&R 2010 Plan and is qualified in its entirety by the full text of the A&R 2010 Plan, which is attached to this proxy statement as Appendix A.

Purpose and Eligibility.    The purpose of the A&R 2010 Plan is to advance the interests of the Company and its stockholders by affording to officers and other employees of the Company and to other persons who provide services to the Company or any Related Company, including outside directors of the Company and directors of any Related Company (each, an “Eligible Person”), an opportunity for additional performance incentives and an opportunity to obtain or increase their proprietary interest and investment in the Company and the incentive advantages inherent in stock ownership in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or the Related Companies.

The A&R 2010 Plan will be administered by a Committee. In the case of an award granted to an Outside Director, the Board will constitute the “Committee”. In the case of any other award granted under the A&R 2010 Plan, the Compensation Committee of the Board will constitute the “Committee” or, if the Compensation Committee chooses to delegate it duties, the Committee will be a committee of at least two persons who are members of the Compensation Committee and are appointed by the Compensation Committee to administer the plan. Each member of the Committee in respect of his or her participation in any decision with respect to an award granted under the A&R 2010 Plan that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to awards that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under that Act with respect to committee action must also be satisfied.

The A&R 2010 Plan authorizes the applicable Committee to grant (i) Options to purchase shares of common stock; (ii) Restricted Stock; (iii) SARs; (iv) Performance Stock Awards; (v) Cash Incentive Awards, (vi) Other Stock-Based Awards (collectively, “Awards”); or (vii) any combination of Awards, to Eligible Persons selected by the Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters, provided, however, that (i) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation

(as those terms are defined in the A&R 2010 Plan) are eligible for grants of an option to purchase common stock that is designated as an incentive stock option and that is intended to satisfy the requirements of section 422 of the Code or any successor provision thereto (an “ISO”) under the A&R 2010 Plan, and (ii) the only persons who are eligible to receive Performance Stock Awards or Cash Incentive Awards under the A&R 2010 Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company. Awards other than ISOs, Performance Stock Awards or Cash Incentive Awards may also be granted to a person who is expected to become a key employee of the Company or a Related Company within six months.

Administration.    The A&R 2010 Plan shall be administered by the applicable Committee. The Committee shall have the authority granted to it under the A&R 2010 Plan. The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted pursuant to the A&R 2010 Plan. In accordance with and subject to the provisions of the A&R 2010 Plan and Rule 16b-3, the Committee shall select the Eligible Persons to receive authorized Awards, shall determine (i) the number of shares of common stock or cash value to be subject to each Award, (ii) the time at which each Award is to be granted, (iii) the extent to which the transferability of shares of common stock issued or transferred pursuant to any Award is restricted, (iv) the fair market value of the common stock, (v) whether to accelerate the time of exercisability of any Award that has been granted, (vi) the period or periods and extent of exercisability of the Award and (vii) the manner in which an Option becomes exercisable. In addition, the Committee shall fix such other terms of each Award as the Committee may deem necessary or desirable. The Committee shall determine the form, terms and provisions of each Award Agreement to evidence each Award (which need not be identical).

Plan Amendment and Termination.    The Board may amend, alter or discontinue the A&R 2010 Plan, but no amendment, alteration or discontinuation shall be made that would impair the right of a holder under the agreement representing an outstanding Award. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement. Subject to the above provisions, the Board shall have authority to amend the A&R 2010 Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards that qualify for beneficial treatment under such rules without stockholder approval.

Shares Available Under the A&R 2010 Plan.    Under the A&R 2010 Plan, a total of 2,000,000 shares of common stock are authorized for the grant of Awards, consistent with the 2010 Plan.

The maximum number of shares of common stock with respect to which ISOs may be granted under the A&R 2010 Plan is 2,000,000.

The maximum number of shares of common stock with respect to which ISOs may be granted to an employee of the Company or any Parent Corporation or Subsidiary Corporation is 2,000,000 during a calendar year. The maximum number of shares of common stock with respect to which Options granted under the A&R 2010 Plan that are not intended to qualify as ISOs under Section 422 of the Internal Revenue Code (“Non-ISOs”) may be granted to an employee of the Company or any Related Company during a calendar year is 2,000,000. The maximum number of shares of common stock with respect to which SARs may be granted to an employee of the Company or any Related Company during a calendar year is equal to 2,000,000. The maximum number of shares of common stock with respect to which Performance Stock Awards may be granted to a Covered Employee or an employee of the Company or any Related Company that is expect to become a Covered Employee during a calendar year is equal to 2,000,000. The maximum amount that may be paid to a Covered Employee or an employee of the Company or any Related Company that is expect to become a Covered Employee under Cash Incentive Award(s) granted during a calendar year is $5,000,000. Such limitations are subject to adjustment in accordance with the A&R 2010 Plan.

Any shares of common stock related to awards under the A&R 2010 Plan which for any reason expires or otherwise terminates may again be made subject to an Award under the A&R 2010 Plan. Any shares of common stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Committee may make adjustments to the share limitations, if appropriate, as a result of certain actions by the Board or the stockholders that affect the Company’s common stock to prevent dilution or enlargement of the benefits or potential benefits intended under the A&R 2010 Plan.

Types of Awards.    Options to purchase shares of the common stock (both ISOs and Non-ISOs), Restricted Stock, SARs, Performance Stock Awards, Cash Incentive Awards, Other Stock-Based Awards may be granted under the A&R 2010 Plan.

Stock Options.    The applicable Committee may grant Options under the A&R 2010 Plan to Eligible Persons in such number and upon such terms as such Committee may determine, subject to the terms and provisions of the A&R 2010 Plan. The Committee may award ISOs intended to satisfy the requirements of Section 422 of the Internal Revenue Code or Non-ISOs which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code.

The price at which shares of common stock may be purchased under an Option shall be determined by the applicable Committee, but such price may not be less than 100% of the fair market value of the shares on the date the Option is granted. No ISO may be granted to any person who, at the time the option is granted, owns shares of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least 110% of the fair market value of the common stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

Unless a shorter term is specified in an option agreement or is an incentive stock option described in the prior paragraph, an option shall expire on the tenth anniversary of the date the option is granted.

The applicable Committee shall specify in the option agreement the time and manner in which each option may be exercised. The Committee will determine the form in which payment of the exercise price may be made. If the aggregate purchase price of the shares of common stock covered by the Option that are purchased by the Option holder at one time exceeds $5,000, the applicable Committee may permit all or part of the exercise price for the shares to be paid by delivery to the Company for cancellation shares of the common stock owned by the holder with an aggregate fair market value as of the date of payment equal to the portion of the exercise price for the shares that the holder does not pay in cash. In the case of all other Option exercises, the exercise price must be paid in cash or check upon exercise of the Option, except that the Committee may permit the holder to elect to pay the exercise price upon the exercise of an Option by authorizing a third party broker-dealer in securities approved by the Committee to sell some or all of the shares covered by the portion of the Option being exercised and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise.

Unless otherwise provided by the applicable Committee, no ISO or Non-ISO granted under the A&R 2010 Plan may transferred other than by will or by the laws of descent and distribution. All options granted to an optionee under the A&R 2010 Plan shall be exercisable during the lifetime of the optionee only by the optionee or, if permissible under applicable law, his or her guardian or legal representative To the extent that the aggregate fair market value of common stock with respect to which ISOs first become exercisable by a holder of such award in any calendar year exceeds $100,000, taking into account both shares of common stock subject to ISOs under the A&R 2010 Plan and common stock subject to incentive stock options under all other plans of the Company, such options shall be treated as Non-ISOs. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Compensation Committee may designate which shares of common stock are to be treated as shares acquired pursuant to the exercise of an incentive stock option.

SARs. The A&R 2010 Plan authorizes the applicable Committee to issue SARs to Eligible Persons in such number and upon such terms and conditions determined by the Committee. A SAR granted under the A&R 2010 Plan confers upon a recipient the right to receive, subject to the provisions of the A&R 2010 Plan and the Award agreement, common stock, cash or a combination thereof having an aggregate value equal the difference between the fair market value of shares of common stock subject to the SAR as of the end of the specified period over the base value of those shares specified in SAR Award agreement. Settlement of a SAR will occur upon expiration of the specified period for such SAR established by the applicable Committee. The Committee will set the base value of each SAR (against which appreciation is measured) at not less than the fair market value of a share of the common stock on the date the SAR is granted by the Committee.

Unless otherwise determined by the Committee at date of grant, dividend equivalents on the specified number of shares of common stock covered by an Award of SARs shall be either (a) paid with respect to such SARs on the dividend payment date in cash or in shares of unrestricted common stock having a fair market value equal to the amount of such dividends, or (b) deferred with respect to such SARs and the amount or value thereof automatically deemed reinvested in additional SARs, other Awards or other investment vehicles, as the Committee shall determine or permit the holder of the SAR to elect. The Committee, in its sole discretion, may waive all or any portion of the forfeiture period and any other terms, conditions, or restrictions on any SARs under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

Restricted Stock.  Under the A&R 2010 Plan, the applicable Committee may award Restricted Stock to Eligible Persons in such numbers and upon such terms as the Committee shall determine. Restricted Stock will be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the applicable Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Subject to the terms and conditions of the A&R 2010 Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the restricted period applicable to the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of common stock or rights to acquire shares of common stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of common stock or rights to acquire shares of common stock shall be added to and become a part of the Restricted Stock.

As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit an Eligible Person to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

Performance Stock Awards.  Under the A&R 2010 Plan, the Compensation Committee or its authorized delegate may grant, subject to the terms and provisions of the plan, to Covered Employees or those expected to become Covered Employees shares of the common stock that are subject to performance-based vesting, transferability and forfeiture restrictions set out in the plan and the applicable Award agreement. The amount of, and the vesting and the transferability and forfeiture restrictions applicable to, any Performance Stock Award shall be based upon the attainment during the applicable performance period of such performance goals as the applicable Committee may determine. The performance period for any Performance Stock Award shall not be less than one year. A performance goal for a particular Performance Stock Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the business criteria set forth below in the section entitled “Performance Criteria”. Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

It is intended that the A&R 2010 Plan will conform with the standards of section 162(m) of the Internal Revenue Code and Treasury Regulations §1.162-27(e)(2)(i). Neither the Committee nor the Board may increase the amount of compensation payable under a Performance Stock Award. If the time at which any Performance Stock Award will vest is accelerated, the number of shares of common stock subject to, or the amount payable under, such award shall be reduced pursuant to Department of Treasury Regulation §1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

No payments will be made pursuant to a Performance Stock Award unless the stockholder approval requirements of Department of Treasury Regulation §1.162-27(e)(4) are satisfied.

Cash Incentive Awards.  Subject to the terms and provisions of the A&R 2010 Plan, the applicable Committee, at any time, and from time to time, may grant Cash Incentive Awards under the Plan to Covered Employees in such amounts and upon such terms as the Committee shall determine. The amount of any Cash Incentive Awards granted under the A&R 2010 Plan must be based on the attainment of such performance goals authorized under the plan as the Committee may determine. The term, conditions and limitations applicable to any Cash Incentive Awards made pursuant to the A&R 2010 Plan shall be determined by the applicable Committee. The performance period for any Cash Incentive Award shall not be less than one year.

The amount of, and the vesting applicable to, any Cash Incentive Award will be based upon the attainment of such performance goals as the applicable Committee may determine during the applicable performance period. The performance period for any Cash Incentive Award may not be less than one year. A performance goal for a particular Cash Incentive Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the performance goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain. A performance goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met and may be based on one or more of the business criteria set forth below in the section entitled “Performance Criteria”. Prior to the payment of any compensation based on the achievement of performance goals, the Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. Payment under an Cash Incentive Award shall be made in cash.

It is intended that the A&R 2010 Plan will conform with the standards of section 162(m) of the Internal Revenue Code and Treasury Regulations §1.162-27(e)(2)(i). Neither the Compensation Committee nor the Board of Directors may increase the amount of compensation payable under a cash incentive award. If the time at which any cash incentive award will vest is accelerated, the amount payable under such award shall be reduced pursuant to Department of Treasury Regulation §1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

No payments will be made pursuant to a cash incentive award unless the stockholder approval requirements of Department of Treasury Regulation §1.162-27(e)(4) are satisfied.

Other Stock-Based Awards.  The applicable Committee may grant other types of stock-based or stock-related awards (including the grant or offer for sale of unrestricted shares of common stock) under the Plan to Eligible Persons not otherwise described above in such amounts and subject to such terms and conditions as the

Committee may determine. Such awards may involve the transfer of actual shares of common stock to Eligible Persons, or payment in cash or otherwise of amounts based on the value of shares of common stock and may include, without limitation, awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each Other Stock-Based Award shall be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the Committee. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of common stock or any combination thereof, as the Committee determines. The Committee shall determine the extent to which a holder’s rights with respect to Other Stock-Based Awards shall be affected by the holder’s employment status or relationship status with the Company or any Related Company. A holder’s payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award agreement.

Substitution Awards.  The A&R 2010 Plan provides that awards may be granted under the plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become employees of the Company or a Related Company, or whose employer is about to become an affiliate of the Company as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

Performance Criteria.  The vesting of Performance Stock Awards and Cash Incentive Awards granted under the A&R 2010 Plan must be subject to the attainment of performance goals determined by the applicable Committee based on one or more of the following criteria: changes in the Company’s proven oil and gas reserves, earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer, net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, and total market value).

Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Prior to the payment of any compensation based on the achievement of performance goals, the applicable Committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied.

Federal Income Tax Consequences Relating to Awards.  The following is a general description of the U.S. federal income tax consequences generally applicable to the Company and a recipient of an ISO, Non-ISO, SAR, Restricted Stock Award, Performance Stock Award, Other Stock-Based Award or Cash Incentive Award granted under the A&R 2010 Plan.

Incentive Stock Options.  When the applicable Committee grants an eligible employee an ISO to purchase shares of common stock under the A&R 2010 Plan, the employee will not be required to recognize any U.S. federal taxable income as a result of the grant or as a result of the employee’s exercise of the ISO; however, the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an ISO (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and the Company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the ISO. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the exercise price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an ISO before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and the Company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the exercise price paid for the shares and the compensation income reported at the time of sale of the shares.

Non-ISOs.  When the applicable Committee grants a Non-ISO to purchase shares of common stock under the A&R 2010 Plan, the recipient will not be required to recognize any U.S. federal taxable income as a result of the grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the Non-ISO. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of common stock acquired on the date the shares are acquired and the exercise price. The tax basis of the shares acquired on exercise of the Non-ISO for the purpose of a subsequent sale includes the exercise price paid and the ordinary income reported on exercise of the Non-ISO. The income reportable on exercise of the Non-ISO by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a non-qualified stock option. Additional special rules apply if a participant exercises a Non-ISO by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company.

SARs.  The grant of a SAR under the A&R 2010 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant. However, the recipient will be required to recognize ordinary income at the end of the period specified in the SAR. Generally, the measure of the income will be equal to the amount realized at the end of the period specified in the SAR. The income reportable at the end of the period specified in the SAR by an employee is subject to federal tax withholding. Generally, the Company will be entitled to a deduction in the amount reportable as income by the recipient of a SAR.

Restricted Stock.  The grant of a Restricted Stock Award under the A&R 2010 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company, at the time of grant unless the recipient timely makes an election under section 83(b) of the Internal Revenue Code. Upon the expiration of the forfeiture restrictions applicable to the Restricted Stock Award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. With respect to any restricted shares of the common stock that are not vested (i.e., the forfeiture restrictions have not yet lapsed), any dividends paid on account of such shares will be treated as compensation income to the recipient and the Company will be entitled to a corresponding deduction. With respect to any shares of the common stock that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and the Company will not be entitled to deductions with respect to the dividends.

Performance Stock Awards.  Performance Stock Awards granted under the A&R 2010 Plan generally have the same tax consequences as Restricted Stock Awards as discussed above (except that the compensation deduction limitation described below generally will not apply).

Other Stock-Based Awards.  The grant of an Other Stock-Based Award under the A&R 2010 Plan generally will not result in the recognition of any U.S. federal taxable income by the recipient or a deduction for the Company at the time of grant. At the time that an Other Stock-Based Award vests the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of the shares of common stock subject to the award at the time the award is settled.

Cash Incentive Awards.  Upon payment of a Cash Incentive Award, an employee is required to recognize ordinary income in the amount paid by the Company under the award and the Company will be entitled to a corresponding deduction.

Compensation Deduction Limitation.  Under section 162(m) of the Internal Revenue Code, the Company’s federal income tax deductions for certain compensation paid to designated executives is limited to $1 million per year. These executives include the Company CEO and the other three highest compensated officers of the Company (excluding the Chief Financial Officer). Section 162(m) of the Internal Revenue Code provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors”. The Company believes that Non-ISOs to purchase shares of common stock, SARs, Performance Stock Awards and Cash Incentive Awards granted under the A&R 2010 Plan generally should qualify as performance-based compensation for purposes of section 162(m) of the Internal Revenue Code.

Compliance with Section 409A.  Awards granted under the A&R 2010 Plan will be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of section 409A of the Internal Revenue Code and Department of Treasury rules and regulations issued thereunder.

Parachute Payments.  Under the so-called “golden parachute” provisions of the Internal Revenue Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Withholding.  Awards under the A&R 2010 Plan to employees (other than ISOs) will generally be subject to tax withholding. Where an award results in income subject to withholding, the Company may require the employee to remit the withholding amount to the Company or cause shares of common stock to be withheld or sold in order to satisfy the tax withholding obligations.

Required Vote; Recommendation of the Board of Directors

An affirmative vote of the majority of votes cast for or against ratification, assuming a quorum is present, is necessary to approve this proposal. Abstentions will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that the stockholders vote FOR the amendment and restatement of the 2010 Stock Incentive Plan.

PROPOSAL #4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hein & Associates LLP (“Hein”) has been appointed by the Audit Committee, which is composed entirely of independent directors, to be the Company’s independent registered public accounting firm for 2014. A resolution will be presented at the meeting to ratify Hein’s appointment. If the stockholders do not ratify the appointment of Hein, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee.

Representatives of Hein will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

Required Vote; Recommendation of the Board of Directors

An affirmative vote of the majority of votes cast for or against ratification, assuming a quorum is present, is necessary to approve this proposal. Abstentions will have no effect on the outcome of this proposal.

The Board unanimously recommends that the stockholders vote FOR the ratification of the appointment of Hein as the Company’s independent registered public accounting firm for 2014.

MATTERS RELATED TO THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The following table presents fees for professional services rendered by Hein for the audit of the Company’s annual financial statements for the years ended December 31, 2013 and 2012, and fees for other services rendered by Hein during those periods:

	2013	2012
Audit fees	$189,270	$251,599

Audit-related fees	-	-

Tax-related fees	27,050	26,730

All other fees	-	-

Total	$216,320	$278,329

Audit Fees

The aggregate audit fees billed for professional services rendered by Hein were for its audit of our annual financial statements (including the audit of our internal control over financial reporting in 2012) and its review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q in 2013 and 2012.

Audit-Related Fees

Audit-related fees are generally for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures to meet certain regulatory requirements. No such fees were incurred in 2013 or 2012.

Tax-Related Fees

The aggregate tax-related fees billed by Hein in each of 2013 and 2012 were for professional services for tax compliance, tax advice or tax planning.

All Other Fees

No fees constituting “other” fees were incurred in 2013 or 2012.

Audit Committee Pre-Approval

Our Audit Committee’s policy is that either (i) the Audit Committee shall pre-approve all auditing and non-auditing services of the independent registered public accounting firm, subject to deminimis exceptions for services other than audit, review or attest services that are approved by the Audit Committee prior to completion of the audit; or engaging the independent registered public accounting firm pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service. The Audit Committee pre-approved 100% of Hein’s fees for audit services in year 2013 and 2012. Fees for audit-related services performed by Hein in years 2013 and 2012 were not recognized by us at the time of the engagement to be non-audit services. Except as indicated above, there were no fees other than audit fees for years 2013 and 2012, and the auditors performed all the services described above with their full-time permanent employees.

STOCK PLANS

The 2002 Stock Option Plan

In December 2001, our Board approved our 2002 Stock Option Plan (the “2002 Plan”), which subsequently was approved by our stockholders. Pursuant to the 2002 Plan, we may grant options to purchase an aggregate of 300,000 shares of our common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2002 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2002 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2002 Plan. The option committee may be the entire Board or a committee of the Board. At December 31, 2013 options to purchase 24,971 shares of Common stock were outstanding under the 2002 Plan and 254,986 additional options could be granted under the 2002 Plan.

2003 Stock Option and Compensation Plan

In November 2002, our Board approved our 2003 Stock Option and Compensation Plan (the “2003 Plan”), which was subsequently approved by our stockholders. Pursuant to the 2003 Plan, we may grant options to purchase an aggregate of 300,000 shares of our Common stock to key employees, directors, and other persons who have or are contributing to our success. The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan, except that the option committee did not administer the 2003 Plan with respect to automatic grants of shares and options to Outside Directors. The option committee may be the entire Board or a committee of the Board. In the past, Outside Directors automatically received options to purchase 5,000 shares pursuant to the 2003 Plan at the time of their election as an Outside Director and thereafter on the first business day after each annual meeting of stockholders if still an Outside Director at that time. These Outside Director options are exercisable at the time of grant, and the exercise price for these options is equal to the fair market value of our common stock on the date of grant. Under the 2003 Plan, all options granted to Outside Directors expire three years after the date of grant. The 2003 Plan also provided that Outside Directors would receive 2,000 shares of common stock on each July 1st that they were an Outside Director. At December 31, 2013, options to purchase 39,998 shares of Common stock were outstanding under the 2003 Plan and options to purchase an additional 196,159 shares could be granted under the 2003 Plan. As described above, the Board has since modified the form of compensation that the Outside Directors receive for their services.

2007 Stock Incentive Plan

In 2006, our Board and the stockholders of the Company approved the 2007 Stock Incentive Plan. The 2007 Plan authorizes the Board, or an Option Committee of the Board, to grant options, restricted stock, stock appreciation rights, or any combination thereof. The Board or the Option Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters. The 2007 Plan provides that no more than 500,000 shares of our common stock may be issued for awards under the Plan. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Board or Option Committee will make adjustments to the aggregate number and kind of shares subject to the 2007 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants. If an award granted under the 2007 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2007 Plan. At December 31, 2013, stock awards and options to purchase 424,409 shares of Common stock were outstanding under the 2007 Plan and stock awards and options to purchase an additional 73,392 shares could be granted under the 2007 Plan. Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.

The 2007 Plan will be administered by the Board or an Option Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate. Currently, the Board has designated the Compensation Committee of the Board to serve as the Option Committee to administer the 2007 Plan.

2010 Stock Incentive Plan

In 2010, our Board and the stockholders of the Company approved the 2010 Stock Incentive Plan. The 2010 Plan authorizes the Board, or an Option Committee of the Board, to grant options, restricted stock, stock appreciation rights, or any combination thereof. The Board or the Option Committee will determine the recipients of these awards by considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters. The 2010 Plan provides that no more than 2,000,000 shares of our common stock may be issued for awards under the Plan. If there is any change in the Company’s common stock by reason of any stock exchange, merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise, then the Board or Option Committee will make adjustments to the aggregate number and kind of shares subject to the 2010 Plan, and the number and kind of shares and the price per share subject to the outstanding awards in order to preserve, as nearly as practical, but not to increase, the benefits to participants. If an award granted under the 2010 Plan lapses, expires, terminates or is forfeited, surrendered or canceled without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by such award will again be available for use under the 2010 Plan. At December 31, 2013, stock awards and options to purchase 388,508 shares of Common stock were outstanding under the 2010 Plan and stock awards and options to purchase an additional 1,611,152 shares could be granted under the 2010 Plan. Awards may be made to any employee, officer or director of the Company and its related companies, or any other person who provides services to the Company and its related companies.

The 2010 Plan will be administered by the Board or an Option Committee, which shall consist of the Board or a committee of the Board as the Board may from time to time designate. Currently, the Board has designated the Compensation Committee of the Board to serve as the Option Committee to administer the 2010 Plan.

Amended and Restated 2010 Stock Incentive Plan

At the Annual Meeting, our stockholders are being asked to approve the amendment and restatement of the 2010 Stock Incentive Plan. Information about the amended and restated 2010 Stock Incentive Plan can be found in Proposal #3 starting on page 33.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 with respect to shares of common stock that may be issued under our existing equity compensation plans. We have four active equity compensation plans—The 2002 Stock Option Plan, the 2003 Stock Option and Compensation Plan, the 2007 Stock Incentive Plan and the 2010 Stock Incentive Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	276,854	$11.19	2,135,689

Equity Compensation plans not approved by security holders	--	--	--

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Board or the chairman of the meeting. If a quorum is present, a majority of the votes cast is required for approval of Proposals #1, #2, #3 and #4. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his or her proxy card and withholds authority to vote on any matter, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2014 fiscal year, proposals by individual stockholders must be received by us no later than December 15, 2014. If a shareholder desires to bring other business before the 2015 annual meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before April 1, 2015.

In addition, under Rule 14a-4(c)(1) of the Exchange Act, the proxy solicited by the Board for the next annual meeting of stockholders following the end of our 2014 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal on or no later than February 28, 2015.

OTHER BUSINESS

Our management does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement. If any other business should come before the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.

Dated: April 29, 2014

Carol A. Osborne

Corporate Secretary

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Appendix A

ESCALERA RESOURCES CO. 2010 STOCK INCENTIVE PLAN

(formerly known as the Double Eagle Petroleum Co. 2010 Stock Incentive Plan)

(As Amended and Restated Effective March 15, 2014)

The Double Eagle Petroleum Co. 2010 Stock Incentive Plan (the “Plan”) was approved in April 2010, by the Board of Directors of Double Eagle Petroleum Co. and was subsequently approved by the stockholders of Double Eagle Petroleum Co. on May 25, 2010, with an effective date of January 1, 2010. Effective April 1, 2014, Double Eagle Petroleum Co. changed its name to Escalera Resources Co. (the “Company”). The Board of Directors of the Company has determined that the Plan should be amended and restated to change the name of the Plan to reflect the change in the name of the Company, to allow for the award of performance awards that satisfy the requirements of section 162(m) of the Code and to make certain other revisions set forth herein.

1.         Definitions.   Each word and phrase defined in this Section 1 shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning:

Agreement:   The written Award agreement (and any amendment or supplement thereto) between the Company and an Eligible Person designating the terms and conditions of an Award.

Award:   Individually or collectively, a grant under the Plan of an Option, SAR, Restricted Stock, Performance Stock Award, a Cash Incentive Award, or an Other Stock-Based Award, or any combination thereof, together with any other right or interest granted to an Eligible Person pursuant to the Plan, and in each case subject to the terms and provisions of the Plan.

Board:  The Board of Directors of the Company.

Cash Incentive Award:   An award granted pursuant to Section 17 to a key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company and] are Covered Employees.

Change in Control:  (i) The acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of more than fifty percent of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated, (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, (iv) a complete liquidation or dissolution of the Company, or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

Code:   The Internal Revenue Code of 1986, as amended, from time to time, including regulations thereunder and successor provisions and regulations thereto.

Common Stock:  The Common Stock of the Company.

Company:  Escalera Resources Co., formerly known as Double Eagle Petroleum Co., a corporation incorporated under the laws of Maryland, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company.

Committee:   In the case of (a) an Award granted to an Outside Director, the Board, and (b) any other Award granted under the Plan, the Compensation Committee or, if the Compensation Committee chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee and are appointed by the Compensation Committee to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards that are authorized by the Committee and that are intended to be exempt under Rule 16b-3 of the General Rules and Regulations under the Exchange Act, the requirements of Rule 16b-3(d)(1) of the General Rules and Regulations under the Exchange Act with respect to committee action must also be satisfied.

Compensation Committee:  The Compensation Committee of the Board.

Continuous Status:   The employment status or relationship status of an Award holder with the Company or any Related Company is not interrupted or terminated. The Committee, at its sole discretion, may determine whether Continuous Status shall be considered interrupted due to personal or other mitigating circumstances, including leaves of absence.

Covered Employee:   An Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

Date of Grant:  The date on which the Committee approves in writing an Award under the Plan. In the case of an Option or SAR, the “Date of Grant” will be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

Disability:  As determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A and is granted to a Holder who is covered by the Company’s long-term disability insurance policy or plan, a physical or mental condition of the Holder that would entitle him or her to payment of disability income payments under such long-term disability insurance policy or plan as then in effect, (b) in the case of an Award that is exempt from the application of the requirements of Section 409A and is granted to a Holder who is not covered by the Company’s long-term disability insurance policy or plan for whatever reason, or in the event the Company does not maintain such a long-term disability insurance policy or plan, and for purposes of an ISO granted under the Plan, a permanent and total disability as defined in section 22(e)(3) of the Code and (c) in the case of an Award that is not exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder where (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

Dividend Equivalent:   A payment equivalent in amount to dividends paid with respect to the Common Stock to the Company’s stockholders.

Eligible Person:   Officers and other Employees and other persons who provide services to the Company or any Related Company, including Outside Directors of the Company and directors of any Related Company.

Employee:  (a) a person employed by the Company or any Related Company as a common law employee and (b) a person who has agreed to become a common law employee of the Company or any Related Company and is expected to become such within six (6) months after the date of grant of the Award. The Company’s classification as to who is an Employee shall be determinative for purposes of an individual’s eligibility under the Plan.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

Exercise Price: The price per share of Common Stock payable upon exercise of an Option.

Fair Market Value: Fair Market Value of a share of the Common Stock shall be the closing price of a share on the date of calculation (or on the last preceding trading day if shares were not traded on such date) if the shares are readily tradable on a national securities exchange or other market system; provided, however, that (x) if the Common Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Common Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

Holder:  A person who has been granted an Award or any other person who is entitled to receive shares of Common Stock or cash under an Award.

ISOs:  An option to purchase Common Stock that is designated as an incentive stock option and that is intended to satisfy the requirements of section 422 of the Code or any successor provision thereto.

Non-ISOs:  Options that are not intended to qualify as “Incentive Stock Options” under Section 422 of the Code or any successor provision thereto.

Option: The rights granted to an Eligible Person in the form of ISOs or Non-ISOs to purchase Common Stock pursuant to the terms and conditions of an Award Agreement.

Option Shares:  The shares of Common Stock to be issued upon exercise of an Option granted to an Eligible Person.

Optionee:  An Eligible Person who has been granted an Option.

Other Stock-Based Award:    An equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Section 18.

Outside Director:  A director of the Company who is not an Employee.

Parent Corporation:  Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Participant:   A person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.

Performance-Based Compensation: Compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

Performance Goals:   One or more of the criteria described in Section 16 on which the performance goals applicable to an Award are based.

Performance Stock Award:  An Award designated as a performance stock award granted pursuant to Section 16 to a key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company.

Period of Restriction:  The period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 15.

Permissible under Section 409A:  With respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to the additional tax or interest applicable under Section 409A.

Related Company:   Any subsidiary of the Company and any other business venture in which the Company has a significant interest as determined in the discretion of the Committee.

Restricted Stock:  An Award of shares of Common Stock granted to a Eligible Person pursuant to Section 15, subject to any restrictions and conditions as are established pursuant to such Section 15.

Rule 16b-3:   Rule 16b-3, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as from time to time in effect and applicable to the Plan.

Section 409Aection 409A of the Code and the regulations and other guidance promulgated by the United States Department of Treasury or the United States Internal Revenue Service under section 409A of the Code, or any successor statute.

Securities Act:   The Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

Separation from Service:  Except as otherwise provided in the case of an ISO in the following sentence, if the Award Agreement is subject to Section 409A the termination of the Award recipient’s employment or service relationship with the Company and all Related Companies in a manner that satisfies Section 409A as determined by the Committee and if the Award Agreement is not subject to Section 409A the termination of the Award recipient’s employment or service relationship with the Company and all Related Companies as determined by the Committee. “Separation from Service” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

SAR:   A right, granted to a Eligible Person pursuant to Section 15, to receive Common Stock, cash or a combination thereof at the end of a specified period based on the appreciation of the Company’s Common Stock during such specified period.

Subsidiary Corporation:    Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Substantial Risk of Forfeiture:    Has the meaning ascribed to that term in Section 409A.

Ten Percent Stockholder:  An individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.          Purpose and Scope.

(a)        The purpose of the Plan is to advance the interests of the Company and its stockholders by affording Eligible Persons an opportunity for additional performance incentives and an opportunity to obtain or increase their proprietary interest and investment in the Company and the incentive advantages inherent in stock ownership in this Company, thereby encouraging them to continue in their employment or affiliation with the Company or the Related Companies.

(b)        The Plan authorizes the Committee to grant (i) Options to purchase shares of Common Stock; (ii) Restricted Stock; (iii) SARs; (iv) Performance Stock Awards; (v) Cash Incentive Awards, (vi) Other Stock-Based Awards; or (vii) any combination thereof, to Eligible Persons selected by the Committee while considering criteria such as employment position or other relationship with the Company, duties and responsibilities, ability, productivity, length of service or association, morale, interest in the Company, recommendations by supervisors, and other matters, provided, however, that (i) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of ISOs under the Plan, and (ii) the only persons who are eligible to receive Performance Stock Awards or Cash Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company. Awards other than ISOs, Performance Stock Awards or Cash Incentive Awards may also be granted to a person who is expected to become a key Employee within six months.

3.          Administration of the Plan.

(a)        The Plan shall be administered by the Committee. The Committee shall have the authority granted to it under this section and under each other section of the Plan. The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted pursuant to the Plan. Such Awards may be granted either alone, in addition to, or in tandem with, any other type of Award.

(b)        In accordance with and subject to the provisions of the Plan and Rule 16b-3, the Committee shall select the Eligible Persons to receive Awards, shall determine (i) the number of shares of Common Stock or cash value to be subject to each Award, (ii) the time at which each Award is to be granted, (iii) the extent to which the transferability of shares of Common Stock issued or transferred pursuant to any Award is restricted, (iv) the Fair Market Value of the Common Stock, (v) whether to accelerate the time of exercisability of any Award that has been granted, (vi) the period or periods and extent of exercisability of the Award and (vii) the manner in which an Option becomes exercisable. In addition, the Committee shall fix such other terms of each Award as the Committee may deem necessary or desirable. The Committee shall determine the form, terms and provisions of each Award Agreement to evidence each Award (which need not be identical).

(c)        The Committee from time to time may adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and those minutes shall be available to every member of the Board.

(d)        All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Holders, Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to rights they may have as Directors of the Company, be fully protected by the Company with respect to any such action, determination or interpretation.

(e)        Under no circumstances shall the Company, its Related Companies, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Related Companies’, the Committee’s or the Board’s roles in connection with the Plan.

4.          The Common Stock.

(a)        The Board is authorized to reserve for issuance under the Plan, and the Committee is authorized to grant Awards with respect to, a total number, not in excess of 2,000,000 shares of Common Stock (the “Authorized Shares”), either treasury or authorized but unissued, as adjusted pursuant to Section 21. All or any unsold shares of Common Stock subject to any Award that for any reason expires or otherwise terminates may again be made subject to an Award under the Plan.

The aggregate number of shares of Common Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

The maximum number of shares of Common Stock with respect to which ISOs may be granted to an Employee during a calendar year is equal to the Authorized Shares. The maximum number of shares of Common Stock with respect to which Non-ISOs may be granted to an Employee during a calendar year is equal to the Authorized Shares. The maximum number of shares of Common Stock with respect to which SARs may be granted to an Employee during a calendar year is equal to the Authorized Shares. The maximum number of shares of Common Stock with respect to which Performance Stock Awards may be granted to an Employee during a calendar year is equal to the Authorized Shares. The maximum amount that may be paid to a key executive Employee under Cash Incentive Award(s) granted to an Employee during a calendar year is $5,000,000.

5.         Eligibility. Options that are intended to qualify as ISOs will be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder). Eligible Persons may hold more than one Option under the Plan and may hold Options under the Plan and options granted pursuant to other plans or otherwise, and may hold other Awards under the Plan.

6.         Option Price.   The Exercise Price for the Options shall be established by the Committee; provided that the Exercise Price to be paid by Optionees for the Options shall not be less than 100 percent of the Fair Market Value of the Option Shares on the Date of Grant (or, in the case of an Eligible Person receiving ISOs who is a Ten Percent Stockholder shall not be less than 110 percent of the Fair Market Value of the Option Shares on the Date of Grant.).

7.         Duration and Exercise of Options.

The option period shall commence on the Date of Grant and shall be as set by the Committee, but will not exceed 10 years in length (or, in the case of an Eligible Person receiving ISOs who is a Ten Percent Stockholder, such ISO shall by its terms not be exercisable after the expiration of five (5) years from the Date of Grant).

(a)        The Committee shall determine whether an Option shall be immediately vested and exercisable or if such Option shall become vested and exercisable in installments. If the Committee determines that an Option shall vest and be exercisable in installments, it shall set forth the number of installments and the vesting percentage of the Option at each installment date in the Award Agreement. All such installments shall be cumulative. The Committee may provide for the accelerated vesting of an Option upon the occurrence of certain events in the Award Agreement. Other than as expressly provided in a Participant’s Award Agreement, no vesting shall occur on or after the date that a Participant’s employment or service relationship with Company terminates for any reason. In determining the number of shares of Common Stock with respect to which such Awards are vested and exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

(b)        The Committee shall establish and set forth in each Award Agreement that evidences an Option whether a vested Option shall continue to be exercisable, and the terms and conditions of such exercise, after a termination of Continuous Status, any of which provisions may be waived or modified by the Committee at any time, provided that any such waiver or modification shall satisfy the requirements for exemption under Section 409A.

(c)        Each vested Option shall be exercised in whole or in part by delivery to the Company (or to a brokerage firm designated or approved by the Company) of written notice of the number of shares with respect to which the Option is to be exercised and by paying in full the Exercise Price for the Option Shares purchased as set forth in Section 8 and all tax withholding resulting from such exercise; provided, that an Option may not be exercised in part unless the aggregate exercise price for the Option Shares purchased is at least $1,000.

(d)        An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

8.         Payment for Option Shares. If the aggregate purchase price of the Option Shares purchased by any Optionee at one time exceeds $5,000, the Committee may permit all or part of the Exercise Price for the Option Shares to be paid by delivery to the Company for cancellation shares of the Company’s Common Stock owned by the Optionee with an aggregate Fair Market Value as of the date of payment equal to the portion of the Exercise Price for the Option Shares that the Optionee does not pay in cash. In the case of all other Option exercises, the Exercise Price shall be paid in cash or check upon exercise of the Option, except that the Committee may permit an Optionee to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party broker-dealer in securities approved by the Committee to sell some or all of the Option Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

9.         Relationship to Employment or Position. Nothing contained in the Plan, or in any Award Agreement granted pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by, or other relationship with, the Company, or interfere in any way with the right of the Company to terminate the Participant’s employment as an Employee or other position or relationship, at any time. The granting of any Award shall not constitute an employment or service contract, express or implied, and shall not impose upon the Company or any Related Company any obligation to employ or continue to employ, or to utilize or continue to utilize the services of, any Holder. The right of the Company or any Related Company to terminate the employment of, or the provision of services by, any person shall not be diminished or affected by reason of the fact that an Award has been granted to him.

10.        Nontransferability of Option. Except as otherwise provided by the Committee, no Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under the Plan shall be exercisable during his or her lifetime only by such Employee.

11.        Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any share of Common Stock covered by an Option until that person shall become the holder of record of such share and, except as provided in Section Error! Reference source not found., no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

12.        Securities Laws Requirements. No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act of 1933, as amended, any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws, restrictions and conditions, and the Company may comply therewith and issue “stop transfer” instructions to its transfer agent and registrar in good faith without liability.

13.        Disposition of Shares.

(a)        Each Optionee, as a condition of exercise, shall represent, warrant and agree, in a form of written certificate approved by the Company, as follows: (i) that all Option Shares are being acquired solely for his own account and not on behalf of any other person or entity; (ii) that no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933, as amended, or any other applicable federal or state securities laws; (iii) that he will report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and (iv) that if he is subject to reporting requirements under Section 16(a) of the Exchange Act, (A) he will not violate Section 16(b) of the Exchange Act, (B) he will furnish the Company with a copy of each Form 4 and Form 5 filed by him or her, and (C) he will timely file all reports required under the federal securities laws.

(b)        Each Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or other action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an ISO, within two years after the grant of such ISO or within one year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy the minimum withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts that may be required for such purpose. The Company may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an ISO to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this section.

14.        $100,000 Limitation on ISOs.  To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, or, if different, the maximum limitation in effect at the Date of Grant under the Code (the Fair Market Value being determined as of the Date of Grant for the Option), taking into account both shares of Common Stock subject to ISOs under the Plan and Common Stock subject to ISOs under all other plans of the Company, such Options shall be treated as Non-ISOs. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

15.        Restricted Stock and SARs.

(a)       Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)        Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Common Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Common Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Common Stock as counsel for the Company considers necessary or advisable. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant. Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the restricted period applicable to the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Common Stock or rights to acquire shares of Common Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Common Stock or rights to acquire shares of Common Stock shall be added to and become a part of the Restricted Stock.

(ii)       Certificates for Stock.   Restricted Stock granted under this Plan may be evidenced in such manner as the Committee shall determine. During the restricted period applicable to the Restricted Stock, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer or agent of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

(iii)      Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan. Unless otherwise determined by the Committee, stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

(b)       SARs. The Committee is authorized to grant SARs to Eligible Persons. A SAR entitles a Participant to receive, subject to the provisions of the Plan and the Award Agreement, Common Stock, cash or a combination thereof having an aggregate value equal to the product of (i) the excess of a) the Fair Market Value of one share of Common Stock as of the end of the specified period over b) the base value per share specified in Award Agreement, multiplied by (ii) the number of shares specified in the Award, subject to the following terms and conditions:

(i)        Award and Restrictions.   Settlement of an Award of SARs shall occur upon expiration of the specified period for such SAR by the Committee. In addition, SARs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the specified period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. The Committee shall set the base value of each SAR (against which appreciation shall be measured) at not less than the Fair Market Value of a share of the Common Stock on the Date of Grant. SARs shall be satisfied by the delivery of cash, Common Stock or a combination thereof in an amount equal to the value of the appreciation of the specified number of shares of Common Stock covered by SARs during the relevant period, as determined by the Committee and set forth in the Award Agreement.

(ii)       Dividend Equivalents.   Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Common Stock covered by an Award of SARs shall be either (a) paid with respect to such SARs on the dividend payment date in cash or in shares of unrestricted Common Stock having a Fair Market Value equal to the amount of such dividends, or (b) deferred with respect to such SARs and the amount or value thereof automatically deemed reinvested in additional SARs, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

(c)       Waiver of Restrictions. The Committee, in its sole discretion, may waive all or any portion of the forfeiture period and any other terms, conditions, or restrictions on any Restricted Stock or SARs under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

16.        Performance Stock Awards.

(a)        Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant under the Plan, to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company, shares of the Common Stock that that be subject to vesting, transferability and forfeiture restrictions satisfying the requirements of this Section, in such amounts and upon such terms as the Committee shall determine. The amount of and the vesting, transferability and forfeiture restrictions applicable to any Performance Stock Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award shall not be less than one year. If the Committee imposes vesting, transferability and forfeiture restrictions on a Holder’s rights with respect to a Performance Stock Award, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Common Stock issued pursuant to a Performance Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Common Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Common Stock as counsel for the Company considers necessary or advisable.

(b)        A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Goals set forth in this Section 17(a), the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Covered Employee, one or more business units or subsidiaries of the Company, or the Company as a whole: changes in the Company’s proven oil and gas reserves, earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, stockholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, and total market value. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance-Based Compensation Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock Award made pursuant to the Plan shall be determined by the Committee.

(c)        With respect to a Covered Employee, a Performance Goal for a particular Performance-Based Compensation Award must be established by the Committee prior to the earlier to occur of: (i) 90 days after the commencement of the period of service to which the Performance Goal relates or (ii) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

(d)        Each Performance Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and such other provisions not inconsistent with the Plan as the Committee may specify.

(e)        Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Common Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Common Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Common Stock.

(f)        Neither the Committee nor the Board may increase the amount of compensation payable under a Performance-Based Compensation Award. If the time at which a Performance-Based Compensation Award will vest or be paid is accelerated for any reason, the number of shares of Common Stock subject to, or the amount payable under, the award shall be reduced pursuant to Department of Treasury Regulation § 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

(g)        No payments of Common Stock or cash will be made to a Covered Employee pursuant to this Section 16 unless the stockholder approval requirements of Department of Treasury Regulation § 1.162-27(e)(4) are satisfied.

17.        Cash Incentive Awards.

(a)        Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant under the Plan, to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company, Cash Incentive Awards under the Plan in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Section 17, the amount of any Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee; provided, however, that the performance period for any Cash Incentive Award shall not be less than one year.

(b)        The Performance Goals upon which the payment or vesting of an Cash Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Section 16(b), 16(c), 16(f) and 16(g) as applied to such Cash Incentive Award.

(c)        Each Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

(d)        Payment under an Cash Incentive Award shall be made in cash. A Holder’s payment under a Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

18.        Other Stock-Based Awards.

(a)        Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Common Stock) under the Plan to Eligible Persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to Eligible Persons, or payment in cash or otherwise of amounts based on the value of shares of Common Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee.

(b)        Each Other Stock-Based Award shall be evidenced by an Award Agreement that contains any vesting, transferability and forfeiture restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

(c)        Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Common Stock or any combination thereof, as the Committee determines.

(d)        The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Continuous Status. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

(e)        A Holder’s payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (a) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (b) at a time that is Permissible under Section 409A.

19.        Substitution Awards.  Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an affiliate of the Company as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

20.        Requirements of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any Award if issuing those shares of Common Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Common Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Common Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Common Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Common Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Common Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Common Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Common Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

21.        Changes in the Company’s Capital Structure.

(a)        The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Common Stock or Common Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)        If the Company shall effect a subdivision or consolidation of Common Stock or other capital readjustment, the payment of a Common Stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class or series and per share price of Common Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an

Award, for the same aggregate cash consideration, the equivalent total number and class or series of Common Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of Common Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Common Stock then reserved, that number and class or series of Common Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Common Stock as the result of the event requiring the adjustment.

(c)        If while unexercised Awards remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change (or approval by the Board if approval by the stockholders of the Company of such Corporate Change is not required), the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(i)        accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(ii)       require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Options and SARs held by such Holders (irrespective of whether such Options and SARs are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Options or SARs) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and SARs and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices or grant prices under such Options and SARs for such shares;

(iii)     with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Common Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Award is equal to the excess of the aggregate fair market value of all Common Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Common Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(iv)     provide that the number and class or series of Common Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Common Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award; or

(v)      make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under Section 21 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

In effecting one or more of the alternatives set out in paragraphs (iii), (iv) or (v) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)        In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 21, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock, the aggregate number of shares of Common Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)        After a merger of one or more corporations into the Company in which the Company shall be the surviving corporation, each Holder shall be entitled to have his or her Restricted Stock appropriately adjusted based on the manner in which the shares of Common Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)        The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Common Stock then subject to outstanding Awards.

22.        Effective Date of Plan; Termination Date of Plan.   The Plan became effective January 1, 2010. The Plan shall terminate at midnight on December 31, 2020, except as to any Award previously granted and outstanding under the Plan at that time. No Award shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Award then outstanding under the Plan.

23.        Withholding Taxes.   The Company, or any Related Company, may take such steps as it may deem necessary or appropriate for the minimum required withholding of any taxes that the Company, or any Related Company, is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Award including, but not limited to, the withholding of all or any portion of any payment or the withholding of issuance of Option Shares, Restricted Stock, SARs, or Common Stock subject to a Performance Stock Award or Other Stock-Based Award.

24.        Amendment.

(a)        The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the right of a Holder under an outstanding Agreement. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

(b)        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Holder without the Holder’s consent.

(c)        Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules without stockholder approval.

25.        Other Provisions.

(a)        The use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary.

(b)        Any expenses of administering the Plan shall be borne by the Company.

(c)        This Plan shall be construed to be in addition to any and all other compensation plans or programs of the Company. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable.

(d)        The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Maryland.

(e)        Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A. Notwithstanding any other provision of the Plan, if Holder is a “specified employee” (within the meaning of Section 409A), and the Company determines that a payment or vesting under an Award is not Permissible under Section 409A, then no payment shall be made or vesting shall occur under the Award due to a “separation from service” (within the meaning of Section 409A of the Code) for any reason before the date that is six (6) months after the date on which the Holder incurs such separation from service.

(f)        If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under applicable securities laws, the current or former Holder who was a current or former executive officer of the Company or a Related Company shall forfeit and must repay to the Company any compensation awarded under the Plan to the extent specified in any of the Company’s recoupment policies established or amended (now or in the future) in compliance with the rules and standards of the Securities and Exchange Commission under or in connection with Section 10D of the Exchange Act.

ESCALERA RESOURCES CO.

For the Annual Meeting of Stockholders

Proxy Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Charles Chambers and Adam Fenster, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all the powers which the undersigned would possess if personally present at the annual meeting of stockholders of Escalera Resources Co. (the “Company”) to be held on June 17, 2014, at 10:00 A.M. (Central Time) at the offices of Fulbright & Jaworski LLP, Fulbright Tower, 1301 McKinney, Suite 5100, Houston, Texas 77010, or any adjournments thereof, on the following matters:

  ☒ Please mark votes as in this example.

1.	The Company’s Board of Director’s recommends a vote “FOR” each of the nominees listed below.

ELECTION OF THE FOLLOWING DIRECTORS AS MEMBERS OF OUR BOARD OF DIRECTORS FOR ONE YEAR TERMS TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE YEAR 2015.

Director Nominees:
	For	Against	Abstain

Neil Bush	☐	☐	☐

Charles Chambers	☐	☐	☐

Roy Cohee	☐	☐	☐

Richard Dole	☐	☐	☐

Brent Hathaway	☐	☐	☐

Susan G. Reeves	☐	☐	☐

Taylor Simonton	☐	☐	☐

2.	The Company’s Board of Director’s recommends a vote “FOR” each of Proposals 2, 3 and 4.

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure.

  ☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN

  ☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	RATIFY THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

  ☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	The proxies are, and each of them hereby is, authorized to vote in accordance with the recommendation of the Company’s Board of Directors or, if no recommendation is given, in their discretion, upon such other business as may properly come before the meeting.

  ☐ YES ☐ NO ☐ ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

Unless contrary instructions are given, the shares represented by this proxy will be voted “FOR” each of the nominees listed in Proposal 1 and “FOR” each of Proposals 2, 3 and 4.

This proxy is solicited on behalf of the Board of Directors of Escalera Resources Co.

Dated:

Signature:

Signature:

Signature if held jointly

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.) sw